                                  EXHIBIT 10.23

                           LOAN AND SECURITY AGREEMENT


                          DATED AS OF DECEMBER 31, 2001


                                      AMONG


                             POSSIBLE DREAMS, LTD.,

                                   AS BORROWER

                                       AND

                         LASALLE BUSINESS CREDIT, INC.,

                            AS A LENDER AND AS AGENT

                                       AND

                       THE INSTITUTIONS FROM TIME TO TIME
                                 A PARTY HERETO

                                   AS LENDERS

                                   $16,000,000

     THIS LOAN AND SECURITY AGREEMENT ("Agreement") is made as of this 31st day of December, 2001, by and among LASALLE BUSINESS CREDIT, INC., a Delaware corporation ("LaSalle"), with its principal office at 135 South LaSalle Street, Chicago, Illinois 60603, the financial institutions which from time to time become a party hereto (collectively, the "Lenders" and individually, a "Lender"), LaSalle as agent for Lenders (in such capacity, "Agent") and POSSIBLE DREAMS, LTD., a Delaware corporation, with its principal office at 6 Perry Drive, Foxboro, Massachusetts 02035 ("Borrower").

                                   WITNESSETH:

          WHEREAS, from time to time Borrower may request Agent and Lenders to make loans and advances to and extend certain credit accommodations to Borrower, and the parties wish to provide for the terms and conditions upon which such loans, advances and credit accommodations shall be made;

          NOW, THEREFORE, in consideration of any loans, advances and credit accommodations (including any loans by renewal or extension) hereafter made to Borrower by Agent and the Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

     1.   DEFINITIONS.

          (a) GENERAL DEFINITIONS

          "ACCOUNT DEBTOR" shall mean the Person who is obligated on or under an Account.

          "ACCOUNTS" shall have the meaning given to the term "accounts" in the UCC and shall in any event include, without limitation, all of Borrower's presently existing and hereafter arising accounts, accounts receivable, contract rights, instruments, documents, chattel paper, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, whether or not earned by performance, and any and all credit insurance, guarantees, letters of credit and other security therefor, as well as all merchandise returned to or reclaimed by Borrower, and all products and proceeds of the foregoing.

          "ACCOUNTS ADVANCE RATE" shall have the meaning set forth in paragraph 2(b)(A) hereof.

          "ACCOUNTS TRIAL BALANCE" shall have the meaning set forth in paragraph 12(c) hereof.

          "ADVANCE RATES" shall mean collectively, the Accounts Advance Rate and the Inventory Advance Rate.

          "AFFILIATE" means any Person: (a) directly or indirectly controlling, controlled by, or under common control with, Borrower; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Borrower; or (c) five percent (5%) or more of whose voting stock or other equity interest having ordinary voting power for the election of directors or the power to direct or cause the direction of management, is directly or indirectly owned or held by Borrower; or (d) which has a senior executive officer who is also a senior executive officer of Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other equity interest, or by contract or otherwise.

          "AGENT" shall have the meaning set forth in the introductory paragraph hereof.

          "APPLICABLE MARGIN" shall mean the percentage set forth below for the applicable Type and Kind of Loan set forth below:

                       APPLICABLE MARGIN
         Revolving Loans                Term Loan A                 Term Loan B
         ---------------                -----------                 -----------
       Prime         Libor         Prime          Libor         Prime         Libor
       -----         -----         -----          -----         -----         -----
       0.00%         2.50%         0.50%          3.00%         0.50%         3.00%

          "AUTHORITY" shall have the meaning set forth in paragraph 15(s)(iv) hereof.

          "BANC OF AMERICA" shall mean Banc of America Commercial Finance Corporation (formerly known as NationsCredit Commercial Corporation).

          "BANC OF AMERICA SUBORDINATION AGREEMENT" shall mean that certain Subordination Agreement dated as of the Closing Date among Agent and Banc of America which agreement shall be substantially in form and substance attached hereto as EXHIBIT J.

          "BANC OF AMERICA WARRANT AGREEMENT" shall mean that certain Warrantholders Rights Agreement dated as of May 17, 1996 among Borrower, Holdings, SCC, Banc of America, Warren Stanley and Arnold Lee, as in effect on the Closing Date.

          "BANC OF AMERICA WARRANTS" shall mean those certain Warrants issued by Borrower in favor of Banc of America that are exercisable for shares of the Class B Common Stock of Borrower and shall include any rights of Banc of America under the Banc of America Warrant Agreement.

          "BANK" shall mean LaSalle Bank National Association.

          "BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978, as amended, including amendments made by The Bankruptcy Reform Act of 1994, as codified in Title 11 of the United States Code.

          "BENEFIT PLAN" shall mean an employee pension benefit plan sponsored; maintained or contributed to by Borrower or an ERISA Affiliate, as defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA.

          "BORROWER" shall have the meaning set forth in the introductory paragraph hereof.

          "BORROWING BASE" shall have the meaning specified in paragraph 2(b)(A) hereof.

          "BORROWING BASE CERTIFICATE" shall mean a certificate duly executed by an officer of Borrower appropriately completed and in substantially the form of EXHIBIT C hereto.

          "BREAKAGE COSTS" shall have the meaning specified in paragraph 7(c)(iv) hereof.

          "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or such other day as banks in Illinois and/or New York are authorized or required to be closed for business; PROVIDED, HOWEVER, that with respect to LIBOR Rate Loans, the term "Business Day" shall also exclude any day that banks in London, England are authorized or required to be closed for business.

          "BUSINESS INTERRUPTION TRIGGER EVENT" shall have the meaning specified in paragraph 17(n) hereof.

          "CANADIAN ACCOUNT RESERVE" shall mean a reserve against borrowing base availability equal to the Specified Percentage of the amount of Eligible Accounts due and owing to any Borrower from an Account Debtor which is a resident or citizen of, and is located within, Canada (a "Canadian Eligible Account"). For purposes hereof, the term "Specified Percentage" means seven percent (7%) or such other percentage, if any, of a

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Canadian Eligible Account which constitutes a federal and/or provincial tax due and payable by Borrower with respect to such Account under applicable Canadian law.

          "CAPITAL ADEQUACY CHARGE" shall have the meaning specified in paragraph 6(i) hereof.

          "CAPITAL ADEQUACY DEMAND" shall have the meaning specified in paragraph 6(i) hereof.

          "CAPITAL EXPENDITURES" shall mean, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower during such period that are required by GAAP to be included in or reflected by the property, plant or equipment or similar fixed asset accounts (or in intangible accounts subject to amortization) in the balance sheet of Borrower.

          "CASH EQUIVALENTS" shall mean (a) securities with maturities of one year or less from the date of acquisition which are issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of Agent or of any commercial bank having capital and surplus in excess of $500,000,000, or (c) repurchase obligations of Agent or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government.

          "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 ET SEQ.

          "CHANGE OF CONTROL" shall mean (a) the occurrence of any event (whether in one or more transactions) which results in an acquisition of (i) control of Borrower or (ii) control of Holdings, in any such case, by a Person who is not an Original Owner or directly controlled by an Original Owner, (b) any merger or consolidation of or with Borrower or sale of all or substantially all of the property or assets of Borrower or (c) the occurrence of any other Trigger Event. For purposes of this definition, (a) "control of Borrower" shall mean the power, direct or indirect to direct or cause the direction of the management and policies of Borrower by contract or otherwise and (b) "control of Holdings" shall mean the power, direct or indirect to direct or cause the direction of the management and policies of Holdings by contract or otherwise.

          "CNC" shall mean Columbia National Corporation, a Delaware corporation.

          "CNC SUBORDINATED NOTE" shall mean that certain subordinated promissory note dated May 17, 1996 executed by Borrower in favor of QTIP Trust (as assignee of CNC) in the original aggregate principal amount of $332,000, as in effect on the Closing Date.

          "CHATTEL PAPER" shall have the meaning given to the term "chattel paper" in the UCC and in any event shall include, without limitation, a writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods.

          "CLOSING DATE" shall mean the date upon which the initial Loan is made.

          "CLOSING DOCUMENT LIST" shall have the meaning specified in paragraph 16(a)(i) hereof.

          "COLLATERAL" shall mean all of the personal property of Borrower as described in paragraph 8 hereof and all other real or personal property of any Obligor or any other Person now or hereafter pledged to Agent for its benefit and for the ratable benefit of Lenders to secure, either directly or indirectly, repayment of any of the Liabilities.

          "COMMERCIAL TORT CLAIM" shall have the meaning given to the term "commercial tort claim" in the UCC and in any event shall include, without limitation, a claim arising in tort with respect to which: (A) the claimant is an organization; or (B) the claimant is an individual and the claim: (i) arose in the course of the

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claimant's business or profession; and (ii) does not include damages arising out of personal injury to or the death of an individual.

          "COMMITMENT PERCENTAGE" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to paragraph 25 hereof.

          "COMMITMENT TRANSFER SUPPLEMENT" shall mean a document in the form of
EXHIBIT 25(b) attached hereto and made part hereof, properly completed and otherwise in form and substance satisfactory to Agent by which a Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Loans under this Agreement.

          "CONFIDENTIAL INFORMATION" shall have the meaning set forth in paragraph 28(e) hereof.

          "CONSOLIDATED INCOME TAX SHARING AGREEMENT" shall mean the Consolidated Income Tax Sharing Agreement dated as of May 17, 1996 by and among SCC, Holdings and Borrower, as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, in each case to the extent expressly permitted under the terms of this Agreement.

          "CONTINUATION" shall have the meaning specified in paragraph 7(c)(i) hereof.

          "CONTRACT YEAR" shall mean each period of twelve (12) consecutive months commencing on the Closing Date and on each anniversary thereafter.

          "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the IRC.

          "CONVERSION" shall have the meaning specified in paragraph 7(c)(ii) hereof.

          "CURRENT ASSETS" shall mean the sum of (a) cash PLUS (b) cash equivalents PLUS (c) accounts receivable PLUS (d) inventories, all as reflected on the Borrower's annual financial statements delivered to Agent in accordance with the provisions of paragraph 12(d) hereof.

          "CURRENT LIABILITIES" shall mean the sum of (a) the principal amount of Revolving Loans PLUS (b) accounts payable PLUS (c) accrued expenses PLUS (d) state income taxes payable PLUS (e) the amount owed to any related party for income taxes, all as reflected on the Borrower's annual financial statements delivered to Agent in accordance with the provisions of paragraph 12(d) hereof.

          "CUSTOMER LISTS" shall mean the customer lists of Borrower attached hereto as EXHIBIT B and made a part hereof, as same shall be updated pursuant to paragraph 12(h) hereof.

          "CUSTOMS" shall have the meaning set forth in paragraph 4(f) hereof.

          "DEFAULT" shall mean any event, condition or default which with the giving of notice, the lapse of time or both would be an Event of Default.

          "DEFAULTING LENDER" shall have the meaning set forth in paragraph 7(h) hereof.

          "DEFAULTING LENDER CURE PERIOD" shall have the meaning specified in paragraph 7(m) hereof.

          "DEPOSIT ACCOUNT" shall have the meaning given to the term "deposit account" in the UCC and in any event shall include, without limitation, a demand, time, savings, passbook or similar account maintained with a bank.

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          "DESIGNATED LENDER" shall have the meaning set forth in paragraph 7(m)
hereof.

          "DILUTION RESERVE" shall mean a reserve against borrowing base availability, established by Agent in its reasonable discretion, in an amount equal to (a) the percentage above which the dilution rate with respect to the Accounts exceeds five (5%) percent multiplied by (b) all Eligible Accounts.

          "DOCUMENTS" shall mean the term "documents" as such term is defined under Article 9 of the UCC.

          "DOLLAR" and the sign "$" shall mean lawful money of the United
States.

          "EBITDA" shall mean, with respect to any applicable fiscal period, the following for Borrower each calculated for such period: net income before taxes for such period (excluding pre-tax gains or losses on the sale of assets (other than the sales of Inventory in the ordinary course of business) and excluding other pre-tax extraordinary gains) PLUS interest expense, depreciation, amortization and other non-cash charges deducted in determining net income for such period, MINUS interest income calculated in determining net income for such period.

          "ELIGIBLE ACCOUNT" shall mean an Account owing to Borrower which is acceptable to Agent in its reasonable discretion for lending purposes. Agent shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

               (i) it is genuine and in all respects is what it purports to be;

               (ii) it is owned by Borrower and Borrower has the right to subject it to a security interest in favor of Agent;

               (iii) it arises from (A) the performance of services by Borrower and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder or (B) the sale or lease of Goods by Borrower, and such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to and accepted by the Account Debtor, and such Account Debtor has not returned, offered to return or given notice of its intention to return any of the Goods which are the subject of such Account, and Borrower has possession of, or has delivered to Agent at Agent's request, shipping and delivery receipts evidencing delivery of such Goods;

               (iv) if the Account Debtor thereunder is not an Extended Term Customer or a Preferred Customer, it is evidenced by an invoice rendered to such Account Debtor and does not remain unpaid more than the earlier of (a) sixty (60) days past the stated due date thereof and (b) ninety (90) days past the stated invoice date thereof; PROVIDED, HOWEVER, if more than fifty percent (50%) of the aggregate dollar amount of invoices owing by such Account Debtor remain unpaid for more than (A) sixty (60) days past the respective stated due dates thereof or (B) ninety (90) days past the respective invoice dates thereof, then all Accounts owing to Borrower by such Account Debtor shall be deemed ineligible.

               (v) if the Account Debtor thereunder is a Preferred Customer, it is evidenced by an invoice rendered to such Account Debtor and does not remain unpaid more than the earlier of (a) sixty (60) days past the stated due date thereof and (b) one hundred and twenty (120) days past the stated invoice date thereof; PROVIDED, HOWEVER, if more than fifty percent (50%) of the aggregate dollar amount of invoices owing by such Account Debtor remain unpaid for more than (A) sixty (60) days past the respective stated due dates thereof or (B) one hundred and twenty (120) days past the respective invoice dates thereof, then all Accounts owing to Borrower by such Account Debtor shall be deemed ineligible.

               (vi) if the Account Debtor thereunder is an Extended Term Customer, it is evidenced by an invoice rendered to such Account Debtor thereunder and does not remain unpaid more than the earlier of (a) thirty (30) days past the stated due date thereof and (b) two hundred and seventy (270) days past the stated invoice dated thereof (all such Accounts, collectively, "Extended Term Accounts"); PROVIDED, HOWEVER, that if more than fifty percent (50%) of the aggregate dollar amount of invoices owing by such Account Debtor remain unpaid for more than (A) thirty (30) days past the respective stated due dates thereof or (B) two hundred and seventy (270) days past the respective invoice dates thereof, then all Extended Term Accounts owing to Borrower by such Account Debtor shall be deemed ineligible;

               (vii) it is not subject to any prior assignment, offset, claim, lien, security interest or encumbrance whatsoever, other than Liens in favor of Agent;

               (viii) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim asserted by such Account Debtor denying liability thereunder in whole or in part;

               (ix) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

               (x) the Account Debtor thereunder is not a director, officer, employee or agent of Borrower, or a Subsidiary, Parent or Affiliate of Borrower;

               (xi) it is not an Account with respect to which the Account Debtor is the United States of America or any state or local government, or any department, agency or instrumentality thereof (each, a "Government Account" and collectively, the "Government Accounts"), unless Borrower assigns its right to payment of such Government Account to Agent pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended or any comparable state or local law, provided that no such compliance with the Assignment of Claims Act shall be required with respect to Government Accounts due and owing to Borrower from a post exchange of any branch of the United States Department of Defense in an aggregate amount of up to $400,000 per calendar year;

               (xii) it is not an Account with respect to which the Account Debtor is located in a state which requires Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state, or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) Borrower has taken one of the actions described in clauses (A) or (B), (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by Borrower at its election, or (z) Borrower has proven, to Agent's satisfaction, that it is exempt from any such requirements under any such state's laws;

               (xiii) it is an Account which arises out of a sale made in the ordinary course of Borrower's business;
               (xiv) the Account Debtor is a resident or citizen of, and is located within, the United States of America, provided that Accounts as to which the Account Debtor is a resident or citizen of, and is located in, Canada may be included up to a maximum of $300,000 in the aggregate outstanding from time to time;

               (xv) it is not an Account with respect to which the Account Debtor's obligation to pay is conditional upon the Account Debtor's approval of the Goods or services or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

               (xvi) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue or (B) which violates any of the covenants of Borrower contained in this Agreement;

               (xvii) it is not an Account which, when added to a particular Account Debtor's other indebtedness to Borrower, exceeds the lesser of (A) ten percent (10%) of the aggregate of Borrower's Accounts or (B) a credit limit determined by Agent in its reasonable credit judgment for that Account Debtor as set forth on EXHIBIT E attached hereto; PROVIDED, HOWEVER, that Accounts excluded from Eligible Accounts solely by reason of this subparagraph (xv) shall be Eligible Accounts to the extent of such credit limit; PROVIDED, FURTHER, that EXHIBIT E may be amended by Agent from time to time in the exercise of its reasonable discretion to change limits for existing Account Debtors and reflect credit limits for new Account Debtors;

               (xviii) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Agent in its reasonable discretion;

               (xix) it is not an Account arising from progress billings, invoices for deposits, samples or tooling;

               (xx) it is not an Account with respect to which the sale is on an installment basis, cash on delivery basis, lease or, except for Extended Term Customers, other extended payment basis; and

               (xxi) it is not that portion of an Account representing late fees, service charges or interest.

          "ELIGIBLE INVENTORY" shall mean Inventory held for sale by Borrower, normally and currently saleable in the ordinary course of Borrower's business, and which at all times pertinent hereto is of good and merchantable quality, free from defects, as to which Inventory Agent has a perfected first priority security interest and which Inventory is subject to no other Lien other than Liens in favor of Agent, and which is located at the locations set forth in EXHIBIT A of this Agreement and is not in transit, provided, however, Inventory
(i) in transit to any Borrower at a location set forth on EXHIBIT A of this Agreement; (ii) having an aggregate value of less than $2,000,000 for all such in transit Inventory; (iii) paid for in full in cash or by causing the issuance of a Letter of Credit by such Borrower; and (iv) for which bills of lading have been issued in the name of such Borrower and, if requested by Agent, such bills of lading shall have been delivered and endorsed to Agent in a manner reasonably satisfactory to Agent, shall not be excluded from Eligible Inventory solely by reason of such Inventory's being in transit, as that Exhibit may, from time to time, be amended or supplemented in accordance with the terms of this Agreement, and as to which Borrower has satisfied all terms, conditions, warranties and representations of this Agreement and the Other Agreements; but Eligible Inventory shall not include any of the following: (a) catalogs, packages, shipping materials, supplies consumed in Borrower's business, shrink wrap and warranty reserves and other promotional materials of any kind; (b) returned items (other than items which satisfy each of the following: (1) the return of which was authorized in advance by Borrower, (2) which have been restocked in Borrower's inventory, (3) which are free from material defects and (4) which are able to be sold in the ordinary course of Borrower's business); (c) work-in-process or raw materials; (d) damaged, defective or recalled items; (e) obsolete items; (f) items used as demonstrators, prototypes or salesmen's samples; (g) items of Inventory which have been consigned to Borrower or as to which a Person claims a security interest, prior assignment claim or encumbrance whatsoever other than Liens in favor of Agent; (h) items of Inventory which have been consigned by Borrower to a consignee; (i) Inventory located on premises leased by Borrower from a landlord with whom Agent has not entered into a landlord's waiver on terms satisfactory to Agent; (j) Inventory located at a warehouse premises with respect to which Agent has not received (1) a bailee letter, acceptable in all respects to Agent, executed by the bailee of such warehouse or (2) evidence satisfactory in all respects to Agent of such bailee's receipt of a bailee letter acceptable in all respects to Agent; (k) Inventory which in the reasonable judgment of Agent is considered to be slow moving or otherwise not merchantable; (l) Inventory located outside the United States of America; and (m) Inventory which is subject to a Material License Agreement unless Agent shall have entered into a licensor consent letter with the licensor in form and substance satisfactory to Agent; and (n) any Inventory that Agent, after good faith consultation with Borrower, has reasonably determined is not acceptable due to age, type, category or quantity.

          "ENVIRONMENTAL COMPLAINT" shall have the meaning set forth in paragraph 15(s)(iv) hereof.

          "ENVIRONMENTAL LAWS" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, binding policies, guidelines, interpretations, decisions, binding orders and binding directives of federal, state and local governmental agencies and authorities with respect thereto.

          "EQUIPMENT" shall have the meaning given to the term "equipment" in the UCC and shall in any event include, without limitation, the machinery and equipment of Borrower, including without limitation processing equipment, data processing and computer equipment with software and peripheral equipment, and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, molds, dies, attachments, accessories, automotive equipment, trailers, trucks, motor vehicles, tanks, cylinders and other equipment of every kind and nature, and fixtures, all whether now owned or hereafter acquired, and wheresoever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, and all manuals, drawings, instructions, warranties, and rights with respect thereto, and all products and proceeds of the foregoing, and condemnation awards and insurance proceeds with respect thereto.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all references to sections thereof shall include such sections and any predecessor and successor provisions thereto.

          "ERISA AFFILIATE" shall mean each Person which together with the Borrower would be deemed to be a single employer as determined under Section 414(b), (c), (m), or (o) of the IRC.

          "EVENT OF DEFAULT" shall have the meaning specified in paragraph 17 hereof.

          "EXCESS AVAILABILITY" shall mean, as of any date of determination by Agent, the excess, if any, of (i) the lesser of (a) the Revolving Loan Commitment and (b) the Borrowing Base over (ii) the outstanding Revolving Loans, in each case as of the close of business on such date. For purposes of calculating Excess Availability of Borrower and the amount of the Borrowing Base relating thereto, Agent may, in the exercise of its sole discretion, establish a reserve in an aggregate amount based on the sum of (a) Borrower's outstanding trade payables which are not current or which are past due beyond Borrower's normal trade terms in any material respect, PLUS (b) any taxes due and unpaid to any taxing authority, PLUS (c) transaction fees incurred by Borrower in connection with the consummation of the transactions contemplated by this Agreement which are due and remain unpaid, in each case as of such date of determination, to the extent thereof.

          "EXCESS CASH FLOW" for any Fiscal Year shall mean an amount equal to
(a) the net income of Borrower for such Fiscal Year MINUS (b) non-cash extraordinary gains and extraordinary losses PLUS (c) depreciation and amortization which were deducted in determining net income for such Fiscal Year PLUS (d) long term debt incurred for Capital Expenditures made during such period MINUS (e) Capital Expenditures made during such Fiscal Year MINUS (f) scheduled payments of principal and prepayments on indebtedness for such Fiscal Year (excluding principal payments made with respect to the Term Loan), to the extent such payments are permitted under this Agreement MINUS (g) the change in Net Working Accounts during such Fiscal Year.

          "EXHIBIT A" shall mean the exhibit entitled EXHIBIT A - Business and Collateral Locations which is attached hereto and made a part hereof.

          "EXHIBIT D" shall mean the exhibit entitled EXHIBIT D-Officer's Certificate which is attached hereto and made a part hereof.

          "EXISTING LOCK BOX" shall have the meaning set forth in paragraph 11 hereof.

          "EXTENDED TERM CUSTOMER" shall mean any Account Debtor to which Borrower has granted extended dating terms acceptable to Agent and which Agent has agreed in writing to treat as an Extended Term Customer hereunder. The Extended Term Customers and extended dating terms approved by Agent are listed on EXHIBIT F attached hereto; PROVIDED, that EXHIBIT F may be amended by Agent from time to time in its commercially reasonable discretion exercised in good faith to reflect new Extended Term Customers and the approved payment terms therefor, the deletion of existing Extended Term Customers or a change in payment terms for an existing Extended Term Customer. In the event of any such amendment to EXHIBIT F, Agent shall provide Borrower prior notice thereof, except to the extent Agent believes in its commercially reasonable discretion exercised in good faith that such prior notice is not practicable in light of the circumstances, in which event Agent shall provide Borrower subsequent notice of any such amendment.

          "FASB" shall mean Financial Accounting Standards Board which is an independent board formed in 1973 to succeed and continue the activities of the Accounting Principles Board and is responsible for establishing and interpreting generally accepted accounting principles.

          "FISCAL YEAR" shall mean with respect to Borrower, the twelve (12) month accounting period of Borrower commencing January 1st of each calendar year and ending December 31st of such calendar year.

          "FIXED CHARGE COVERAGE RATIO" shall mean and include, with respect to any applicable fiscal period, the ratio of (a) EBITDA, MINUS non-financed Capital Expenditures made during such period MINUS cash taxes actually paid during such period to (b) the sum of (i) scheduled principal payments of long-term debt paid or scheduled to be paid during such period PLUS (ii) capitalized leases paid or scheduled to be paid during such period PLUS (iii) interest expense of Borrower for such period.

          "FUNDED DEBT" shall mean, at the date of determination thereof, liabilities, as reflected on Borrower's latest internally prepared, GAAP compliant, balance sheet.

          "GAAP" shall mean generally accepted accounting principles and policies in the United States as in effect from time to time.

          "GBNF TRUST" shall mean the GBNF Trust, a trust organized under the laws of the Commonwealth of Massachusetts, together with its successors and assigns.

          "GENERAL INTANGIBLES" shall have the meaning given to the term "general intangibles" in the UCC and in any event shall include, without limitation, all of Borrower's present and future general intangibles and other personal property, any and all rights of Borrower to all choses or things in action, tax refund claims, credits, claims, claims against carriers and shippers, guarantee claims, contract rights, security interests, security rights and any rights to indemnification, demands, goodwill, licenses, franchise agreements, subscription costs, patents, patent applications, design rights, trade names, trademarks, trademark applications, copyrights, registrations, rights to royalties, blueprints, drawings, customer lists, purchase orders, computer programs, computer discs, computer tapes, literature, reports, catalogs, methods, sales literature, video tapes, confidential information and trade secrets, consulting agreements, employment agreements, leasehold interests in real and personal property, insurance policies, deposits with insurers relating to worker's compensation liabilities, Deposit Accounts and tax refunds, other than Equipment, Inventory, Investment Property and Accounts, as well as Borrower's books and records relating to any of the foregoing, and all products and proceeds of the foregoing.

          "GOODS" shall have the meaning given to the term "goods" in the UCC and in any event shall include, without limitation, all of Borrower's tangible assets and tangible properties which are moveable at the time the security interest attaches or which are fixtures.

          "GUARANTORS" shall mean any Person which executes and becomes obligated under a Guaranty.

          "GUARANTY" shall mean individually and collectively each Guaranty executed by a Guarantor in favor of Agent and Lenders.

          "HAZARDOUS DISCHARGE" shall have the meaning set forth in paragraph 15(s)(iv) hereof.

          "HAZARDOUS SUBSTANCE" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

          "HAZARDOUS WASTES" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

          "HEALTH-CARE-INSURANCE RECEIVABLE" shall have the meaning given to the term "health-care-insurance-receivable" in the UCC and in any event shall include, without limitation, an interest in or claim under a policy of insurance which is a right to payment of a monetary obligation for health-care goods or services provided.

          "HOLDINGS" shall mean PD Holdings, Inc., a Delaware corporation.

          "INDEMNIFIED PARTY" shall have the meaning specified in paragraph 19 hereof.

          "INSTRUMENTS" shall have the meaning given to the term "instruments" in the UCC and shall include, without limitation, a negotiable instrument or a certificated security or any other writing which evidences a right to the payment of money.

          "INTERCREDITOR AGREEMENT" shall mean the Intercreditor Agreement dated as of the Closing Date among Agent, Softech and Borrower.

          "INTEREST PERIOD" shall mean for any LIBOR Rate Loan the period commencing on the date of the borrowing thereof and ending one, three or six months thereafter, provided, however, that Borrower may not select any Interest Period that ends after the Term. Whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

          "INVENTORY" shall have the meaning given to the term "inventory" in the UCC and in any event shall include, without limitation, all present and future inventory in which Borrower has any interest, including, but not limited to, goods held by Borrower for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, supplies and packing and shipping materials, wherever located, any and all merchandise returned to or reclaimed by Borrower, and any documents of title representing any of the above.

          "INVENTORY ADVANCE RATE" shall mean (i) sixty-five percent (65%) during a period of four consecutive months (not otherwise within or part of a Fifty Percent Period (as hereafter defined)) during each Contract Year (each such period, a "Sixty-Five Percent Period"), each such Sixty-Five Percent Period to be designated in advance by Borrower to Agent in writing and approved by Agent in its sole discretion PROVIDED, that (A) if Borrower fails to designate a Sixty-Five Percent Period on or before the 180th day of any Contract Year, there shall be no Sixty-Five Percent Period during such Contract Year (it being understood that a Sixty-Five Percent Period may occur after the 180th day of a Contract Year PROVIDED that any such Sixty-Five Percent Period is designated prior to such 180th day) and (B) no Sixty-Five Percent Period may occur during more than one (1) of the following months: November, December, January or February, (ii) fifty percent (50%) during a period of three consecutive months (not otherwise within or part of a Sixty-Five Percent Period) during each Contract Year (each such period, a "Fifty Percent Period"), each such Fifty Percent Period to be designated in advance by Borrower to Agent in writing and approved by Agent in its sole discretion PROVIDED, that, notwithstanding anything to the contrary contained herein, if Borrower fails to designate a Fifty Percent Period on or before the 271st day of any Contract Year, the Fifty Percent Period for such Contract Year shall automatically commence on the 270th day of such Contract Year and end on the last day of such Contract Year and
(iii) sixty percent (60%) at all other times.

          "INVESTMENT PROPERTY" shall have the meaning given to the term "investment property" in the UCC, and in any event shall include, without limitation, all of Borrower's now owned or hereafter acquired securities, whether certificated or uncertificated, securities entitlements, securities accounts, commodity and futures contracts and commodity and futures accounts.

          "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "ISP 98" shall mean the International Standby Practices which applies to standby letters of credit, prepared by the Institute of International Banking Law and Practice, as amended from time to time.

          "KIND" shall mean, with respect to any Loan, whether such Loan is a Revolving Loan or a Term Loan.

          "L/C ISSUER" shall mean the Bank or such other bank as may be selected by Agent in its sole discretion.

          "LENDER DEFAULT" shall have the meaning set forth in paragraph 7(h) hereof.

          "LENDER(S)" shall have the meaning set forth in the introductory paragraph hereof.

          "LETTER OF CREDIT FEE" shall have the meaning set forth in paragraph 6(d) hereof.

          "LETTER OF CREDIT OBLIGATIONS" shall mean, as of any date of determination, the sum of (i) the aggregate undrawn amount of all Letters of Credit and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit.

          "LETTER-OF-CREDIT RIGHT" shall have the meaning given to the term "letter-of-credit-right" in the UCC and in any event shall include, without limitation, a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

          "LETTERS OF CREDIT" shall mean those documentary letters of credit and stand-by letters of credit issued for Borrower's account in accordance with the terms of paragraph 4 hereof.

          "LEVERAGE RATIO" shall mean and include, with respect to any applicable fiscal period of Borrower, the ratio of (a) Funded Debt to (b) EBITDA MINUS non-financed Capital Expenditures made during such period.

          "LIABILITIES" shall mean all Loans and any and all other obligations, liabilities and indebtedness of Borrower to Agent and/or Lenders or to any parent, affiliate or subsidiary of Agent and/or Lenders of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, and any and all other Loans, obligations, liabilities and indebtedness of Borrower to Agent and/or Lenders of any kind and nature, howsoever created, arising or evidenced under this Agreement and/or the Other Agreements, in each case whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

          "LICENSE AGREEMENT" shall mean each license agreement now or hereafter entered into by Borrower as licensee, with respect to any trademarks, patents or other intellectual property.

          "LICENSE AGREEMENTS" shall mean all License Agreements which any Borrower enters into with a Person pursuant to which such Borrower licenses any intellectual property.

          "LIBOR RATE" shall mean, with respect to the Interest Period applicable to the borrowing of a LIBOR Rate Loan, the rate obtained (rounded upwards to the nearest 1/100 of 1%) by dividing (i) the rate of interest per annum offered to Bank in the London interbank foreign currency deposits market as of approximately 9:00 A.M. (Chicago time) two (2) Business Days prior to the commencement of such Interest Period for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the LIBOR Rate Loan for which the LIBOR Rate is being determined with maturities comparable to the Interest Period for which such LIBOR Rate will apply, by (ii) a percentage equal to 1 minus the stated reserve (expressed as a decimal), if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System as from time to time shall be in effect (or against any other category of liabilities, which includes deposits, by reference to which the interest rate on LIBOR Rate Loans is determined or any category of extensions of credit on other assets, which includes loans by a non-U.S. office of Bank to U.S. Residents). In the absence of manifest error, each determination by Bank of the applicable LIBOR Rate shall be deemed conclusive.

          "LIBOR RATE LOAN" shall mean a Revolving Loan or portion of a Term Loan that bears interest based on the LIBOR Rate.

          "LIBOR RATE REVOLVING LOAN" shall mean a Revolving Loan that bears interest based on the LIBOR Rate.

          "LIBOR RATE TERM LOAN" shall mean that portion of a Term Loan that bears interest based on the LIBOR Rate.

          "LOAN" OR "LOANS" shall mean any and all Revolving Loans and each Term Loan made by Agent and Lenders to Borrower pursuant to paragraphs 2 and 3 hereof and all other loans, advances and financial accommodations made by Agent and Lenders to or on behalf of Borrower hereunder.

          "LOCK BOX" and "BLOCKED ACCOUNT" shall have the meanings specified in paragraph 11 hereof.

          "MANAGEMENT AGREEMENT" shall mean the Management Advisory Services Agreement dated as of May 17, 1996, between the Borrower and SCC as amended by that certain Amendment to Management Advisory Services Agreement dated as of the Closing Date, as the same may be further amended, restated, or otherwise modified, renewed or replaced from time to time, in each case to the extent expressly permitted under the terms of this Agreement.

          "MANAGEMENT PAYMENT DATE" shall have the meaning specified in paragraph 15(j) hereof.

          "MANAGEMENT SUBORDINATION AGREEMENT" shall mean the Management Subordination Agreement dated as of the Closing Date among Borrower, SCC and Agent which agreement shall be substantially in form and substance attached hereto as Exhibit I.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse change in, or a material adverse effect upon, the business, property, assets, operations, condition (financial or otherwise) or prospects of Borrower taken as a whole, related to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related.

          "MATERIAL LICENSE AGREEMENT" shall mean a License Agreement which relates to Inventory having a value (calculated on the basis of the lower of cost or market value on a first in, first out basis) of more than $150,000 in the aggregate.

          "MAXIMUM TERM LOAN A AMOUNT" shall mean an amount equal to $1,500,000.

          "MAXIMUM TERM LOAN B AMOUNT" shall mean an amount equal to $1,800,000.

          "MORTGAGE" shall mean each mortgage or deed of trust executed by Borrower in favor of Agent for its benefit and for the ratable benefit of Lenders.

          "MULTIEMPLOYER PLAN" shall mean a plan described in Section 4001(a)(3) of ERISA which covers employees of Borrower or any ERISA Affiliate.

          "NET WORKING ACCOUNTS" at a particular date, shall mean the difference between Current Assets MINUS Current Liabilities at such date.

          "NET WORTH" shall mean with respect to any applicable fiscal period, the following for Borrower, each calculated for such period: shareholders' equity (including retained earnings), less prepaid expenses, reasonably determined by Agent on a consistent basis, plus the amount of any debt subordinated to Agent on terms and conditions reasonably acceptable to Agent in its sole judgment, all as determined in accordance with GAAP, consistently applied.

          "NON-DEFAULTING LENDER" shall have the meaning specified in paragraph 7(i) hereof.

          "NOTE" shall mean individually and collectively, the Revolving Note and each Term Note.

          "OBLIGOR" shall mean Borrower and each Person who is or shall become pursuant to a document, instrument or agreement executed by such Person in favor of the Agent and/or any Lender primarily or secondarily liable for any of the Liabilities (including, without limitation any Person who provides security to Agent for any Liability), PROVIDED, HOWEVER, that such term shall not include any Account Debtor.

          "ORGANIZATIONAL DOCUMENTS" shall mean, collectively, as the case may be, articles of incorporation, certificate of incorporation, certificate of partnership, certificate of limited partnership, certificate of formation, by-laws, operating agreement, partnership agreement, limited partnership agreement and/or any other agreement, certificate, document and/or instrument associated with the organization and/or governance of the applicable entity or the conduct of its business.

          "ORIGINAL OWNER" shall mean (a) with respect to Borrower, Holdings and
(b) with respect to Holdings, SCC.

          "OTHER AGREEMENTS" shall mean all agreements, instruments and documents including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to Agent or any Lender or to any parent, affiliate or subsidiary of Agent or any Lender in connection with the Liabilities or the transactions contemplated hereby.

          "PARENT" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding stock of Borrower or any Subsidiary.

          "PARTICIPANT" shall mean each Person who shall be granted the right by any Lender to participate in any of the Loans.

          "PAYMENT INTANGIBLE" shall have the meaning given to the term "payment intangible" in the UCC and in any event shall include, without limitation, a General Intangible under which the Account Debtor's principle obligation is a monetary obligation.

          "PAYMENT OFFICE" shall mean initially 135 South LaSalle Street, Chicago, Illinois 60603, thereafter, such other office of Agent, if any, which Agent may designate by notice to Borrower to be the Payment Office.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor agency.

          "PDL MASSACHUSETTS" shall mean Possible Dreams, Ltd., a Massachusetts corporation.

          "PDL SUBORDINATED NOTE" shall mean that certain subordinated promissory note executed by Borrower in favor of the GBNF Trust (as assignee of PDL Massachusetts) in the aggregate original principal amount of $2,128,000, as in effect on the Closing Date.

          "PERMITTED LIENS" shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder, (ii) liens or security interests in favor of Agent, (iii) zoning restrictions and easements, rights of way, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a Material Adverse Effect on Borrower's ability to use such real property for its intended purpose in connection with Borrower's business, (iv) liens securing the payment of taxes or other governmental charges not yet delinquent or being contested in good faith and by appropriate proceedings, (v) liens incurred or deposits made in the ordinary course of Borrower's business in connection with capitalized leases or purchase money security interests for purchase of, and applying only to, Equipment included in the permitted borrowings under paragraph 14(q)(ii) or permitted as Capital Expenditures under paragraph 15(p)(iv), the documents relating to such liens to be in form and substance acceptable to Agent, (vi) liens securing indebtedness owing by any Subsidiary to Borrower to the extent such indebtedness is permitted under paragraph 14(q), or to any other Subsidiary of Borrower,
(vii) deposits to secure performance of bids, trade contracts, leases and statutory obligations (to the extent not excepted elsewhere herein); (viii) liens specifically permitted by Agent in writing as set forth on SCHEDULE 1(a) attached hereto; (ix) any lien arising out of the refinancing, extension, renewal or refunding of any indebtedness secured by any lien permitted by any of the foregoing sections (v), (vi) and (viii) PROVIDED THAT (a) such indebtedness is not secured by any additional assets, and (b) the amount of such indebtedness is not increased; (x) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (xi) grants of security and rights of setoff in Deposit Accounts, securities and other properties held at banks or financial institutions to secure the payment or reimbursement under overdraft, acceptance and other facilities, and (xii) rights of setoff, banker's lien and other similar rights arising solely by operation of law.

          "PERSON" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

          "PREFERRED CUSTOMER" shall mean any Account Debtor to which Borrower has granted extended dating terms acceptable to Agent in its sole discretion and which Agent has agreed in its sole discretion in writing to treat as a Preferred Customer hereunder. The Preferred Customers and extended dating terms approved by Agent are listed on EXHIBIT G attached hereto; PROVIDED, that EXHIBIT G may be amended by Agent from time to time to reflect new Preferred Customers and the approved payment terms therefor, the deletion of existing Preferred Customers or a change in payment terms for an existing Preferred Customer.

          "PRIME RATE" shall mean the publicly announced prime rate of the Bank, in effect from time to time. The Prime Rate is not intended to be the lowest or most favorable rate of the Bank in effect at any time.

          "PRIME RATE LOAN" shall mean a Revolving Loan or portion of a Term Loan that bears interest based on the Prime Rate.

          "PRIME RATE REVOLVING LOAN" shall mean a Revolving Loan that bears interest based on the Prime Rate.

          "PRIME RATE TERM LOAN" shall mean that portion of a Term Loan that bears interest based on the Prime Rate.

          "PRO FORMA BALANCE SHEET" shall have the meaning specified paragraph 14(a)(i).

          "PROHIBITED TRANSACTION" shall mean a prohibited transaction described in Section 406 of ERISA or Section 4975 of the IRC.

          "PURCHASING LENDER" shall have the meaning specified in paragraph 25(b) hereof.

          "QTIP TRUST" shall mean the Leonard I. Miller QTIP Trust A, a trust organized under the by laws of the Commonwealth of Massachusetts, together with its successors and assigns.

          "RCRA" shall mean the Resource Conservation and Recovery Act 42 U.S.C. Sections 6901 ET SEQ., as same may be amended from time to time.

          "REAL PROPERTY" shall mean all of Borrower's right, title and interest in and to the owned and leased premises identified on SCHEDULE 1(b) hereto.

          "RELEASE" shall have the meaning set forth in paragraph 14(bb) hereof.

          "REPORTABLE EVENT" shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder for which the 30-day notice of such event has not been waived pursuant to such regulations.

          "REQUIRED LENDERS" shall mean Lenders holding at least fifty one percent (51%) of the Loans, or if no Loans are outstanding, Lenders holding at least fifty one percent (51%) of the Commitment Percentages.

          "REVOLVING LOANS" shall have the meaning specified in paragraph 2 hereof.

          "REVOLVING LOAN COMMITMENT" shall mean the sum of $12,700,000.

          "REVOLVING NOTE" shall mean the promissory note(s) in the aggregate original principal amount of the Revolving Loan Commitment, executed by Borrower to the order of Agent for its benefit and for the benefit of Lenders, or to each Lender, as applicable, dated as of the Closing Date, together with all replacements and substitutions thereof.

          "ROYALTY RESERVE" shall mean a reserve against borrowing base availability in an amount equal to $13,317, which such amount may be adjusted by Agent in the exercise of its reasonable discretion upon the occurrence of any one or more of the following events: (a) at any time following the occurrence and during the continuance of an Event of Default and/or (b) upon the completion of any Collateral examination performed or caused to be performed by Agent in accordance with the terms of this Agreement, each such adjustment to be based on the aggregate amount of contracted and estimated payments required to be then paid by Borrower under each License Agreement, based on the value of the Inventory subject to each such License Agreement (calculated on the basis of the lower of cost or market value on a first in, first out basis).

          "SCC" shall mean Security Capital Corporation, a Delaware corporation.

          "SCC MANAGEMENT FEE" shall have the meaning specified in paragraph 15(j) hereof.

          "SCC PAYMENT CONDITIONS" shall mean (A) no Event of Default has occurred or would occur as a result of the payment of the then applicable SCC Management Fee and (B) the applicable SCC Management Fee would be permitted to be made pursuant to the terms and conditions of the Subordinated Notes and the Management Subordination Agreement.

          "SELLER SUBORDINATION AGREEMENT" shall mean that certain Seller Subordination Agreement dated as of the Closing Date among Agent, the GBNF Trust and QTIP Trust pursuant to which the indebtedness evidenced by the Subordinated Notes is subordinated to the Liabilities, which agreement shall be substantially in form and substance attached hereto as EXHIBIT H.

          "SETTLEMENT DATE" shall mean the Closing Date and thereafter every Wednesday of each Week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

          "SOFTECH" shall mean Softech Financial, a division of EAB Leasing
Corp.

          "SPECIFIED EXTENDED TERM ACCOUNTS" shall mean those Eligible Accounts due from an Extended Term Customer which remain unpaid more than one hundred and eighty days (180) past the stated invoice date thereof.

          "SUBORDINATED DEBT DOCUMENTS" shall mean the Subordinated Notes, the Banc of America Warrants and all other documents, agreements and instruments executed in connection therewith.

          "SUBORDINATED NOTES" shall mean, collectively, the PDL Massachusetts Note and the CNC Note.

          "SUBSIDIARY" shall mean (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower, (ii) any partnership, limited liability company, entity or joint venture of which more than fifty percent (50%) of the outstanding equity interests is at the time, directly or indirectly, owned by Borrower or (iii) any partnership of which Borrower is general partner.

          "SUPPORTING OBLIGATION" shall have the meaning given to the term "supporting obligation" in the UCC and in any event shall include, without limitation, a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument or Investment Property.

          "TAX PAYMENT CONDITIONS" shall mean (a) the date of such payment shall be on or after January 1, 2003, (b) no Event of Default shall have occurred and be continuing, after giving effect to such tax payment, (c) Agent shall have received statements of income and statements of cash flow of Borrower and balance sheets of Borrower (the "Internal Annual Financial Statements") prepared by Borrower's controller, in each case for the Fiscal Year for which such tax payment is being made, (d) based on the Internal Annual Financial Statements for such Fiscal Year, after giving effect to such tax payment, Borrower would be in compliance with paragraph 15(p)(ii) hereof as of the fiscal quarter ended December 31 of such Fiscal Year (each such compliance, a "Financial Covenant Compliance") and (e) Agent shall have received a certificate executed by Borrower's controller certifying such Financial Covenant Compliance.

          "TERM" shall have the meaning specified in paragraph 13 hereof.

          "TERM LOAN" shall mean, individually and collectively, Term Loan A and Term Loan B.

          "TERM LOAN A" shall have the meaning specified in paragraph 3(a) hereof.

          "TERM LOAN B" shall have the meaning specified in paragraph 3(b) hereof.

          "TERM NOTE A" shall mean the promissory note(s) in the aggregate original principal amount equal to the Maximum Term Loan A Amount, executed by Borrower to the order of Agent for its benefit and for the ratable benefit of Lenders or to each Lender, as applicable, and dated as of the Closing Date, together with all replacements and substitutions therefor.

          "TERM NOTE B" shall mean the promissory note(s) in the aggregate original principal amount equal to the Maximum Term Loan B Amount, executed by Borrower to the order of Agent for its benefit and for the ratable benefit of Lenders or to each Lender, as applicable, and dated as of the Closing Date, together with all replacements and substitutions therefor.

          "TERM NOTES" shall mean, collectively, Term Note A and Term Note B.

          "TERMINATION EVENT" shall mean (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of Borrower or any member of the Controlled Group from a Benefit Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) that may reasonably result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Section 4203 or 4205 of ERISA, respectively, of Borrower or an ERISA Affiliate from a Multiemployer Plan.

          "TOTAL CREDIT FACILITY" shall mean the sum of $16,000,000.

          "TOXIC SUBSTANCE" shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health and which is subject to regulation under the Toxic Substances Control Act
(TSCA), 15 U.S.C. Sections 2601 ET SEQ., applicable state law, or any other applicable Federal or state laws relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

          "TRANSACTIONS" shall mean the transactions contemplated under this Agreement.

          "TRANSFEREE" shall have the meaning set forth in paragraph 25(a) hereof.

          "TRIGGER EVENT" shall have the meaning given to such term in the CNC Subordinated Note.

          "TYPE" shall mean, with respect to (i) any Revolving Loan, whether such Revolving Loan is a LIBOR Rate Revolving Loan or a Prime Rate Revolving Loan and (ii) a Term Loan, whether any portion thereof is a LIBOR Rate Term Loan or a Prime Rate Term Loan.

          "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York, as amended from time to time, and any successor statute; provided, that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          "UNPAID MANAGEMENT FEE" shall have the meaning specified in paragraph 15(j) hereof.

          "WEEK" shall mean the time period commencing with a Wednesday and ending on the following Tuesday.

(b) ACCOUNTING TERMS AND DEFINITIONS. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the financial statements delivered by Borrower to Agent on or before the Closing Date or as otherwise agreed to by Agent. The definitions of "Current Assets" and "Current Liabilities" set forth in paragraph 1(a) are solely for use in the definition of "Net Working Accounts". All other references to the terms "current assets" or "current liabilities" used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the financial statements delivered by Borrower to Agent on or before the Closing Date or as otherwise agreed to by Agent. All accounting determinations for purposes of determining compliance with the financial covenants contained in paragraph 15(p) shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited financial statements of Borrower delivered to Agent by Borrower on or before the Closing Date (provided, however, that such determinations may be affected by any write downs of goodwill taken in response to FASB releases existing on the Closing Date or issued at any date thereafter). The financial statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited financial statements delivered to Agent by Borrower on or before the Closing Date, the certificates required to be delivered pursuant to paragraph 12 demonstrating compliance with the covenants contained herein shall include, at the election of Borrower or upon the request of Agent, calculations setting forth the adjustments necessary to demonstrate how Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

     2. REVOLVING LOANS. Subject to the terms and conditions of this Agreement and the Other Agreements, during the Term, absent the existence of a Default or Event of Default:

          (a) REVOLVING LOAN COMMITMENT. Each Lender, severally and not jointly, shall make such revolving loans and advances (the "Revolving Loans") to Borrower in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage as Borrower shall from time to time request, in accordance with the terms of paragraph 2(b) hereof. The aggregate unpaid principal amount of all Revolving Loans outstanding at any one time made to Borrower shall not exceed the lesser of (A) the Borrowing Base and (B) the Revolving Loan Commitment, in each case minus the outstanding Letter of Credit Obligations. All Revolving Loans shall be repaid in full upon the earlier to occur of (i) the end of the Term and (ii) the acceleration of the Liabilities pursuant to paragraph 18 of this Agreement. If at any time the outstanding principal balance of the Revolving Loans made to Borrower exceeds (A) the Borrowing Base or (B) the Revolving Loan Commitment, in each case minus the outstanding Letter of Credit Obligations, Borrower shall immediately, and without the necessity of a demand by Agent, pay to Agent such amount as may be necessary to eliminate such excess, and Agent shall apply such payment pro rata according to the Commitment Percentage of each Lender against the outstanding principal balance of the Revolving Loans. In addition, if at any time the sum of (i) the outstanding principal balance of the Loans and (ii) the outstanding Letter of Credit Obligations exceeds the Total Credit Facility, Borrower shall immediately and without the necessity of a demand by Agent pay to Agent such amount as may be necessary to eliminate such excess, and Agent shall apply such payment against the outstanding principal balance of the Loans in such order as Agent shall determine in its sole discretion. Borrower hereby authorizes Agent to charge any of Borrower's accounts to make any payments of principal or interest required by this Agreement. All Revolving Loans shall, in Agent's sole discretion, be evidenced by one or more Revolving Notes in substantially the form attached hereto as EXHIBIT 2(a). However, if such Revolving Loans are not so evidenced, such Revolving Loans may be evidenced solely by entries upon the books and records maintained by Agent.

          (b) BORROWING LIMITS. Each Lender, severally and not jointly, shall make Revolving Loans to Borrower up to its Commitment Percentage of the lesser of clause (A) or (B) below, the amount calculated pursuant to clause (A) below being the "Borrowing Base":

               A. an amount equal to the sum of (i) eighty-five percent (85%) (the "Standard Accounts Advance Rate") multiplied by the face amount of Eligible Accounts (other than Specified Extended Term Accounts), PLUS (ii) the lesser of (x) $1,250,000 or (y) fifty percent (50%) (the "Extended Accounts Advance Rate", and together with the Standard Accounts Advance Rate, collectively the "Accounts Advance Rate") multiplied by the face amount of Specified Extended Term Accounts, PLUS (iii) the lesser of (x) $3,500,000; (y) the Inventory Advance Rate multiplied by the value of Eligible Inventory calculated on the basis of the lower of cost or market value on a first in, first out basis or (z) the sum of (I) sixty percent (60%) of the value multiplied by Eligible Inventory calculated on the basis of the lower of cost or market value on a first in, first out basis plus (II) $250,000 MINUS (iv) the Dilution Reserve MINUS (v) the Royalty Reserve MINUS (vi) the Canadian Account Reserve MINUS (vii) such other reserves as Agent may establish from time to time in the exercise of its commercially reasonable discretion MINUS (viii) the outstanding amount of all Letter of Credit Obligations; or

               B. the Revolving Loan Commitment, minus the outstanding amount of all Letter of Credit Obligations.

               C. Borrower acknowledges that the Agent's imposition of the reserves described in (A) may limit or restrict Loans requested by Borrower.

     3. ADDITIONAL LOANS.

               (a) TERM LOAN A. On the Closing Date, each Lender, severally and not jointly, shall make a term loan ("Term Loan A") to Borrower in an amount equal to its Commitment Percentage of the Maximum Term Loan A Amount. Principal payable on account of Term Loan A shall be payable in successive monthly installments payable, (i) on the first day of each month, the first of which installments shall be due and payable on the first day of the month immediately following the 30th day after the Closing Date and (ii) in equal and level payments of $12,500 each month during the Term, PROVIDED, HOWEVER, that the entire unpaid principal balance of Term Loan A shall be due and payable in full upon the expiration of the Term. Notwithstanding anything hereinabove to the contrary, the entire unpaid principal balance of Term Loan A, and any accrued and unpaid interest thereon, shall be immediately due and payable upon the earlier to occur of (i) the last day of the Term and (ii) the acceleration of the Liabilities pursuant to paragraph 18 of this Agreement. Term Loan A shall be evidenced by one or more Term Notes in substantially the form attached hereto as
EXHIBIT 3(a).

               (b) TERM LOAN B. On the Closing Date, each Lender, severally and not jointly, shall make a term loan ("Term Loan B") to Borrower in an amount equal to its Commitment Percentage of the Maximum Term Loan B Amount. Principal payable on account of Term Loan B shall be payable in successive monthly installments payable, (i) on the first day of each month, the first of which installments shall be due and payable on the first day of the month immediately following the 30th day after the Closing Date and (ii) in twenty-four (24) equal and level payments of $75,000 each month until the principal balance of Term Loan B is paid in full, PROVIDED, HOWEVER, that the entire unpaid principal balance of Term Loan B shall be due and payable in full upon the expiration of the Term. Notwithstanding anything hereinabove to the contrary, the entire unpaid principal balance of Term Loan B, and any accrued and unpaid interest thereon, shall be immediately due and payable upon the earlier to occur of (i) the last day of the Term and (ii) the acceleration of the Liabilities pursuant to paragraph 18 of this Agreement. Term Loan B shall be evidenced by one or more Term Notes in substantially the form attached hereto as EXHIBIT 3(a).

     4. LETTER OF CREDIT. (a) Subject to the terms and conditions hereof, Agent shall (a) from time to time issue or cause the L/C Issuer to issue Letters of Credit for the account of Borrower; PROVIDED, HOWEVER, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the issuance of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Loans PLUS (ii) the Letter of Credit Obligations (with the requested Letter of Credit being deemed to be outstanding for purposes of this calculation) to exceed the lesser of (x) the Revolving Loan Commitment or (y) the Borrowing Base in effect prior to the issuance of the requested Letter of Credit. The maximum amount of outstanding Letters of Credit shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate at any time. Each disbursement or payment by the L/C Issuer or Agent related to Letters of Credit shall be deemed to be a Revolving Loan and shall bear interest as a Prime Rate Revolving Loan. Letters of Credit that have not been drawn upon shall not bear interest.

               (b) Borrower may from time to time upon notice not later than 12:00 Noon, Chicago time, at least three (3) Business Days in advance, request Agent to assist Borrower in establishing or opening a Letter of Credit by delivering to Agent at the Payment Office, the L/C Issuer's standard form of letter of credit application (the "Letter of Credit Application") completed to the satisfaction of the L/C Issuer; and, such other certificates, documents and other papers and information as Agent may reasonably request.

               (c) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Each Letter of Credit Application and each Letter of Credit shall be subject to (x) the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof in connection with any documentary letter of Credit and (y) ISP 98 in connection with any standby Letter of Credit, or with respect to any Letter of Credit Application or Letter of Credit, any other rules, regulations and customs prevailing at the place where any such Letter of Credit Application is made or where any such Letter of Credit is available or the drafts are drawn or negotiated and, to the extent not inconsistent therewith, the laws of the State of New York.

               (d) In connection with the issuance of any Letter of Credit, Borrower shall indemnify, save and hold Agent, each Lender and each L/C Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any L/C Issuer, and expenses and reasonable attorneys' fees incurred by Agent, any Lender or any L/C Issuer arising out of, or in connection with, any Letter of Credit to be issued for the account of Borrower. Borrower shall be bound by the L/C Issuer's regulations and good faith interpretations of any Letter of Credit issued or created for Borrower's account, although this interpretation may be different from Borrower's own; and, neither Agent nor any Lender, any L/C Issuer, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Agent's or any Lender's or such correspondents' gross (not mere) negligence or willful misconduct.

               (e) Borrower shall authorize and direct the L/C Issuer to name Borrower as the "Account Party" therein and to deliver to Agent all instruments, documents, and other writings and property received by the L/C Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit and the application therefor.

               (f) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority, exercisable after the occurrence and continuance of an Event of Default (i) to sign and/or endorse Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign Borrower's name on bills of lading;
(iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of Borrower for such purpose; (iv) to complete in the name of Agent, or Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; (v) to clear and resolve any questions of non-compliance of documents; (vi) to give any instructions as to acceptance or rejection of any documents or goods; (vii) to execute any and all applications for steamship or airways guarantees, indemnities or delivery orders; (viii) to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (ix) to agree to any amendments, renewals, extensions, modifications, changes or cancellation of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in Agent's sole name, and the L/C Issuer shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from Agent; all without notice to or consent from Borrower. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's gross (not mere) negligence or willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

               (g) Neither Agent nor any Lender shall be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent, or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions, delay, default, or fraud by the shipper and/or any one else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and Borrower.

               (h) Any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral or the financing thereof will have been promptly and fully complied with; any certificates in that regard that Agent may at any time request will be promptly furnished. In this connection, Borrower warrants and represents that all shipments made under any such Letters of Credit are in accordance with the governmental laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such law and regulations. Borrower assumes all risk, liability and responsibility for, and agrees to pay and discharge all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city or other political subdivision where the Collateral is or may be located or wherein payments are to be made or wherein drafts may be drawn, negotiated, accepted, or paid shall be solely at Borrower's risk, liability and responsibility.

               (i) Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all disbursements made with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each Revolving Loan made as a consequence of such disbursement. In the event that at the time a disbursement is made the unpaid balance of Revolving Loans exceeds or would exceed, with the making of such disbursement, the lesser of the Revolving Loan Commitment or the Borrowing Base, and such disbursement is not reimbursed by Borrower within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by the Lenders, Agent shall deliver to each of the Lenders that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause the issuance of Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

          (j) The obligations of a Lender to make payments to the Agent for the account of the Agent or the L/C Issuer with respect to a Letter of Credit shall be irrevocable, without any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any of the Other Agreements;

               (ii) the existence of any claim, setoff, defense or other right which Borrower may have at any time against a beneficiary named in such Letter of Credit or any transferee of such Letter of Credit (or any Person for which any such transferee may be acting), the Agent, L/C Issuer, any Lender, or any other person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any related transactions (including any underlying transactions between Borrower or any other party and the beneficiary named in such Letter of Credit);

               (iii) any draft, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement or any of the Other Agreements;

               (v) any failure by the Agent to provide any notices required pursuant to this Agreement relating to such Letter of Credit;

               (vi) any payment by the L/C Issuer under any of the Letters of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit (if, in the good faith opinion of the L/C Issuer, such prepayment is deemed to be appropriate); or

               (vii) the occurrence of any Default or Event of Default,

PROVIDED, HOWEVER, that after paying in full its reimbursement obligation hereunder, nothing herein shall adversely affect the right of Borrower or any Lender, as the case may be, to commence any proceeding against such L/C Issuer for any wrongful disbursement made by such L/C Issuer under a Letter of Credit as a result of acts or omissions constituting gross (not mere) negligence or willful misconduct on the part of such L/C issuer.

     5.   MANDATORY PREPAYMENTS.

          (a) SALE, DAMAGE, DESTRUCTION, ETC. If Borrower sells any Equipment, or if Borrower sells any Real Property subject to a Mortgage, or if any of the Collateral is damaged, destroyed or taken by condemnation, Borrower shall pay to Agent for its benefit and for the ratable benefit of Lenders, unless otherwise specifically provided herein or otherwise agreed to by Agent, as and when received by Borrower and as a mandatory prepayment of the Loans, to be applied first against the last maturing installments of principal of Term Loan B in the inverse order thereof, second against the last maturing installments of principal of Term Loan A in the inverse order thereof and then to the Revolving Loans, subject to Borrower's ability to reborrow Revolving Loans in accordance with the terms hereof (or, at Agent's option, such of the other Liabilities of Borrower as Agent may elect), a sum equal to the proceeds received by Borrower from (i) such sale or (ii) such damage, destruction or condemnation, PROVIDED, HOWEVER, that without Agent's consent, unless and until an Event of Default has occurred and is continuing:

               (i) obsolete or worn out Equipment may be sold or otherwise disposed of by Borrower and the proceeds thereof may be retained by Borrower, so long as the fair market value of any such Equipment sold or otherwise disposed of in any single transaction is less than $100,000, and the fair market value, in the aggregate, of all such Equipment sold or otherwise disposed of by Borrower during any twelve-month period is less than $250,000; and

               (ii) proceeds of Collateral arising from the damage, destruction or condemnation thereof may be retained by Borrower and used by Borrower to repair, restore or replace such Collateral, as the case may be, so long as the fair market value of any such Collateral damaged, destroyed or condemned in any single incident is less than $100,000 and the fair market value, in the aggregate, of all such Collateral owned by Borrower and damaged, destroyed or condemned during any twelve-month period is less than $250,000.

          (b) EXCESS CASH FLOW RECAPTURE. (i) Borrower shall, each Fiscal Year, pay to Agent for its benefit and for the ratable benefit of Lenders a prepayment of the outstanding amount of the Loans in an amount equal to twenty-five percent (25%) of Excess Cash Flow for the immediately preceding Fiscal Year commencing with the Fiscal Year ending December 31, 2002 payable upon delivery of the annual financial statements to Agent referred to in and required by paragraph 12(d) for the applicable Fiscal Year but in no event later than ninety (90) days after the end of such Fiscal Year. Such payments shall be applied first against the last maturing installments of principal of Term Loan B in the inverse order thereof until Term Loan B is paid in full, second against the last maturing installments of principal of Term Loan A in the inverse order thereof until Term Loan A is paid in full and then to the Revolving Loans, subject to Borrower's ability to reborrow Revolving Loans in accordance with the terms hereof. In the event that the annual financial statements referred to and required by paragraph 12(d) are not timely delivered, then a calculation based upon estimated amounts shall be made by Agent upon which calculation Borrower shall make the prepayment required by this paragraph 5(b), subject to adjustment, as applicable, when the annual financial statements are delivered to Agent as required hereby. The calculation made by Agent shall not be deemed a waiver of any rights Agent or any Lender may have as a result of the failure of Borrower to deliver such financial statements.

               (ii) After the annual computation of Excess Cash Flow for the immediately preceding Fiscal Year and payments to Agent in accordance with clause (i) above, Borrower may (subject to the last sentence of this clause (ii)) distribute in any Fiscal Year up to fifty (50%) percent of Excess Cash Flow for the immediately preceding Fiscal Year in such manner and to such Persons as Borrower may reasonably determine, including, without limitation, notwithstanding any restriction set forth in paragraph 15(j) hereof, payments to be made by Borrower pursuant to the Consolidated Income Tax Sharing Agreement, the Management Agreement, the Subordinated Debt Documents (other than the Banc of America Warrants), other shareholder distributions or any other distribution; PROVIDED, HOWEVER, that no such payment or distribution shall be (x) permitted after the occurrence and continuance of an Event of Default hereunder or if after giving effect to the payment of any such distribution an Event of Default would occur hereunder and (y) used to make a payment or distribution with respect to the Banc of America Warrants. Borrower shall retain during each Fiscal Year as working capital an amount equal to or greater than twenty-five (25%) percent of Excess Cash Flow for the immediately preceding Fiscal Year.

          (c) LIFE INSURANCE PROCEEDS. If Agent or Borrower receives any proceeds of life insurance on the life of Dawn McCormack, as and when received by Agent or Borrower, as applicable, Agent shall apply such proceeds as a mandatory prepayment of the Loans, to be applied first against the last maturing installments of principal of Term Loan B until Term Loan B is paid in full, second to the last maturing installments of principal of Term Loan A until Term Loan A is paid in full and then to the outstanding Revolving Loans as a permanent reduction in the Revolving Loan Commitment.

     6.   INTEREST, FEES AND CHARGES.

          (a) RATES OF INTEREST. Interest accrued on the Loans shall be due on the earliest of (i) in the case of a LIBOR Rate Loan, the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month and at the end of the Interest Period applicable thereto and in the case of a Prime Rate Loan, the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Agent elects to accelerate the maturity and payment of the Liabilities, or (iii) termination of this Agreement pursuant to paragraph 13 hereof. Interest shall accrue on (1) the principal amount of the Revolving Loans made to Borrower outstanding at the end of each day at (A) with respect to Prime Rate Revolving Loans, a fluctuating rate per annum equal to the Applicable Margin above the Prime Rate or (B) with respect to LIBOR Rate Revolving Loans, a fixed rate per annum equal to the Applicable Margin above the LIBOR Rate, (2) the unpaid principal balance of Term Loan A at (A) with respect to Prime Rate Term Loans, a fluctuating rate per annum equal to the Applicable Margin above the Prime Rate or (B) with respect to LIBOR Rate Term Loans, a fixed rate per annum equal to the Applicable Margin above the LIBOR Rate and (3) the unpaid principal amount of Term Loan B made to Borrower outstanding at the end of each day at (A) with respect to Prime Rate Term Loans, a fixed rate per annum equal to the Applicable Margin above the Prime Rate or (B) with respect to LIBOR Rate Term Loans, a fixed rate per annum equal to the Applicable Margin above the LIBOR Rate. The rate of interest payable on Prime Rate Loans shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate, effective as of the opening of business on the day that any such change in the Prime Rate occurs. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest on demand at a rate per annum equal to the rate of interest then in effect under this paragraph 6(a) plus two percent (2%).

          (b) COMPUTATION OF INTEREST AND FEES. Interest and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year consisting of three hundred and sixty (360) days. For the purpose of computing interest hereunder, all items of payment received by Agent shall be deemed applied by Agent on account of the Liabilities (subject to final payment of such items) on the second Business Day after receipt by Agent of good funds in Agent's account located in Chicago, Illinois.

          (c) MAXIMUM INTEREST. It is the intent of the parties that the rate of interest and the other charges to Borrower under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Agent may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

          (d) LETTER OF CREDIT FEES. Borrower shall remit to Agent for its own account a letter of credit fee equal to two and one-half percent (2.50%) per annum (the "Letter of Credit Fee") on the aggregate undrawn face amount of all outstanding Letters of Credit issued for the account of Borrower, which fee shall be payable monthly in arrears on each day that interest is payable hereunder. Borrower shall also pay on demand the normal and customary administrative charges for issuance, amendment, negotiation, renewal or extension of any Letter of Credit imposed by the L/C Issuer. Upon the occurrence and during the continuance of an Event of Default, all Letter of Credit Fees shall be payable on demand at a rate equal to the Letter of Credit Fees under this paragraph 6(d) then in effect plus two percent (2%) on the aggregate undrawn face amount thereof.

          (e) CLOSING FEE. Borrower shall pay to Agent for its own account a closing fee of eighty thousand dollars($80,000), which fee shall be deemed fully earned, non refundable and due on the Closing Date.

          (f) UNUSED LINE FEE. Borrower shall pay to Agent for the ratable benefit of Lenders at the end of each month, in arrears, and on the last day of the Term an Unused Line Fee equal to one-half of one percent (0.5%) per annum on the daily average amount by which the Revolving Loan Commitment exceeds the sum of (i) the outstanding principal balance of the Revolving Loans, and (ii) the outstanding Letter of Credit Obligations. The Unused Line Fee shall accrue from the Closing Date until the last day of the Term.

          (g) COLLATERAL MANAGEMENT FEE. Borrower shall pay to Agent for its own account an annual collateral management fee (the "Annual Collateral Management Fee") of $15,000 per annum, which fee shall be deemed earned in full on the Closing Date and on each anniversary thereafter and shall not be subject to rebate or proration for any reason. Each Annual Collateral Management Fee shall be paid and due on the earlier of (i) in equal quarterly installments of $3,750 each, on the Closing Date (and each anniversary thereafter) and each January 1, April 1 and July 1 during the Term, (ii) in full upon the occurrence of an Event of Default in consequence of which Agent elects to accelerate the maturity and payment of the Liabilities, or (iii) in full upon the termination of this Agreement pursuant to paragraph 13 hereof.

          (h) EXAMINATION AND APPRAISAL FEES. In addition to the costs and expenses described in paragraph 6(g) hereof, Borrower shall pay to Agent for its own account an examination fee of $750 per Person per day charged by Agent for each examination performed by or at Agent's direction of Borrower's books and records and Collateral and such other matters as Agent shall deem appropriate in its commercially reasonable judgment together with each such Person's out of pocket expenses incurred in connection with each such examination, each such fee and out of pocket expenses to be paid upon the completion of each such examination.

          (i) CAPITAL ADEQUACY CHARGE. If Agent or any Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by Agent or any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the Closing Date, does or shall have the effect of reducing the rate of return on Agent's or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent could have achieved but for such adoption, change or compliance (taking into consideration Agent's or such Lender's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Agent to Borrower of a written demand therefor ("Capital Adequacy Demand") together with the certificate described below, Borrower shall pay to Agent or such Lender such additional amount or amounts ("Capital Adequacy Charge") as will compensate Agent or such Lender for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of Agent claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to Agent or such Lender, and the method by which such amount was determined. In determining such amount, Agent or such Lender may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

     7.   LOAN ADMINISTRATION.

          (a) LOAN REQUESTS. A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: (i) Borrower shall give Agent same day notice, no later than 10:30 A.M. (Chicago time) of such day, of its intention to borrow, a Prime Rate Revolving Loan, and at least three (3) Business Days prior notice of its intention to borrow a LIBOR Rate Revolving Loan, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, PROVIDED, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the coming due of any amount required to be paid under this Agreement or any Note, whether on account of interest or for any other Liability, shall be deemed irrevocably to be a request for a Prime Rate Revolving Loan on the due date thereof in the amount required to pay such interest or other Liability. As an accommodation to Borrower, Agent may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrower. Unless Borrower specifically directs Agent in writing not to accept or act upon telephonic or electronic communications from Borrower, neither Agent nor any Lender shall have any liability to Borrower for any loss or damage suffered by Borrower as a result of Agent's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent by Borrower and Agent shall have no duty to verify the origin of any such communication or the authority of the Person sending it. Each notice of borrowing shall be irrevocable by and binding on Borrower, and if such notice requests the borrowing of a LIBOR Rate Revolving Loan, such notice shall state the Interest Period with respect thereto. Borrower, at its option, may choose Prime Rate Revolving Loans or LIBOR Rate Revolving Loans, provided that any LIBOR Rate Revolving Loan shall be in a minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, and provided further that the right of Borrower to choose any LIBOR Rate Loan is subject to the provisions of paragraph 7(c) hereof.

          (b) DISBURSEMENT. Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolving Loan requested by Borrower, or deemed to be requested by Borrower, as follows: (i) the proceeds of each Revolving Loan requested under paragraph 7(a)(i) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Agent from time to time, or elsewhere if pursuant to a written direction from Borrower; and
(ii) the proceeds of each Revolving Loan requested under paragraph 7(a)(ii) shall be disbursed by Agent by way of direct payment of the relevant interest or other Liability. Each borrowing of

Revolving Loans shall be advanced according to the Commitment Percentages of the Lenders. The Term Loan shall be advanced according to the Commitment Percentages of the Lenders.

     (c)  NOTICE OF CONTINUATION AND NOTICE OF CONVERSION.

          (i) Subject to the provisions of clause (iii) hereof, Borrower may elect to maintain any borrowing by it consisting of the same Kind of LIBOR Rate Loans, or any portion thereof, as a LIBOR Rate Loan by selecting a new Interest Period for such borrowing, which new Interest Period shall commence on the last day of the then existing Interest Period. Each selection of a new Interest Period (a "Continuation") shall be made on three (3) Business Days prior notice, given by Borrower to Agent not later than 9:30 A.M. (Chicago time) on the third Business Day preceding the date of any proposed Continuation. If Borrower elects to maintain more than one borrowing consisting of LIBOR Rate Loans of the same Kind by combining such borrowings into one borrowing and selecting a new Interest Period pursuant to this clause, each of the borrowings so combined shall consist of Loans of the same Kind having Interest Periods ending on the same date. If Borrower shall fail to select a new Interest Period for any borrowing by it consisting of LIBOR Rate Loans of the same Kind in accordance with this clause, such LIBOR Rate Loans will automatically convert into Prime Rate Loans.

          (ii) Subject to the provisions of clause (iii) hereof, Borrower may on three (3) Business Days prior notice given to Agent convert the entire amount of or a portion of all Loans of the same Kind and Type into Loans of the same Kind and another Type (a "Conversion"); PROVIDED that no Default or Event of Default shall have occurred and be continuing, and PROVIDED FURTHER that any Conversion of any LIBOR Rate Loans into Prime Rate Loans may only be made on the last day of the Interest Period for such LIBOR Rate Loans, and upon Conversion of any Prime Rate Loans into LIBOR Rate Loans, Borrower shall pay accrued interest to the date of Conversion on the principal amount converted on the first day of the following month. Each such notice shall be given not later than 9:30 A.M. (Chicago time) on the third Business Day preceding the date of any proposed Conversion. Each Conversion shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof. Borrower may elect to convert the entire amount of or a portion of all Loans made to Borrower of the same Kind and Type comprising more than one borrowing into Loans of the same Kind and another Type by combining such borrowings into one borrowing consisting of Loans of the same Kind and another Type; PROVIDED, HOWEVER, that if the borrowings so combined consist of LIBOR Rate Loans, such LIBOR Rate Loans shall have Interest Periods ending on the same date.

          (iii) Notwithstanding anything contained in clauses (i) and (ii) above to the contrary:

               A. if Agent is unable to determine the LIBOR Rate for LIBOR Rate Loans comprising any requested borrowing, Continuation or Conversion, the right of Borrower to select or maintain LIBOR Rate Loans for such borrowing or any subsequent borrowing shall be suspended until Agent shall notify Borrower that the circumstances causing such suspension no longer exist, and each Loan comprising such borrowing shall be automatically converted into a Prime Rate Loan;

               B. if at any time Agent shall notify Borrower that the LIBOR Rate for Loans comprising such borrowing by Borrower will not adequately reflect the cost to Agent of making such Loans, the right of Borrower to select, maintain, continue or convert to LIBOR Rate Loans for such borrowing shall be suspended until Agent shall notify Borrower that the circumstances causing such suspension no longer exist, and each Loan comprising such borrowing shall be automatically converted into a Prime Rate Loan;

               C. there shall not be outstanding at any one time more than an aggregate of four (4) LIBOR Rate Loans;

               D. any LIBOR Rate Loan shall be in a minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof; and

               E. interest shall be calculated and paid by Borrower on the full amount of each LIBOR Rate Loan borrowed by Borrower at the commencement of the applicable Interest Period, regardless of any reductions in the principal amount of such LIBOR Rate Loan which occur during such Interest Period, and Borrower shall not be credited for any part of such interest until such interest is actually paid by Borrower. To the extent the aggregate repayments of principal on Revolving Loans received by Agent during the pendency of an Interest Period applicable to a then outstanding LIBOR Rate Revolving Loan exceed the aggregate unpaid principal amount of all Prime Rate Revolving Loans outstanding during such Interest Period, Agent shall, to the extent of such excess, credit to a special suspense account the amount of such repayments received during such Interest Period, and at the expiration of such Interest Period, Agent shall apply all such amounts credited to such account against the unpaid principal balance of the LIBOR Rate Revolving Loans then outstanding. Borrower shall not earn interest on any credit balance which may be deemed to exist in favor of Borrower by virtue of this clause (E).

               F. there shall not be outstanding at any time LIBOR Rate Loans with an outstanding principal amount exceeding eighty percent (80%) of the outstanding principal amount of all Loans.

          (iv) Each notice of Continuation or Conversion shall be irrevocable and binding on Borrower. In the case of (w) any borrowing of a Loan, Continuation, or Conversion that the related notice of borrowing, notice of Continuation or notice of Conversion specifies is to be comprised of LIBOR Rate Loans, or (x) any payment of principal of, or Conversion or Continuation of, any LIBOR Rate Loan made other than on the last day of the Interest Period for such Loan as a result of a payment, prepayment, Conversion or Continuation of such Loan or acceleration of the maturity of any of the Liabilities pursuant to paragraph 18 hereof, or for any other reason, then in any such case, upon Agent's demand, Borrower shall pay to Lenders and indemnify Lenders from and against the following (collectively "Breakage Costs"): (y) any loss, cost or expense incurred by Lenders as a result of any failure to fulfill, on or before the date for such borrowing, Continuation or Conversion, the applicable conditions set forth in paragraph 16(b) hereof, and (z) any additional losses, costs or expenses which Agent or any Lender may reasonably incur as a result of such payment, including, without limitation in each such case, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by Agent or any Lender to fund the Loan to be made as part of such borrowing, Continuation or Conversion.

     (d) Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Revolving Note or any Term Note shall be applied to the Revolving Loans and Term Loans or, as applicable, pro rata according to the Commitment Percentages of the Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M. (Chicago time), in Dollars and in immediately available funds. Notwithstanding anything to the contrary contained herein, each payment (including each prepayment) by Borrower on account of the principal of the Revolving Note shall be applied to the Revolving Loans in the inverse order of the date on which such Revolving Loans were advanced.

     (e)  (i)  Notwithstanding anything to the contrary contained in Sections
(b), (c) and (d) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Loans shall be advanced by Agent and each payment by Borrower on account of Revolving Loans shall be applied first to those Revolving Loans made by Agent. On or before 1:00 P.M. (Chicago time) on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Loans made by Agent during the preceding Week exceeds the aggregate amount of repayments applied to outstanding Revolving Loans during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its Commitment Percentage of the difference between (w) such Revolving Loans and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Loans during such Week exceeds the aggregate amount of new Revolving Loans made during such Week, then Agent shall provide each Lender with its Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Loans.

               (ii) Each Lender shall be entitled to earn interest at the interest rate provided in paragraph 6(a) on outstanding Loans which it has funded.

               (iii) Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Loans made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

          (f) If any Lender or Participant (a "benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (g) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its Commitment Percentage of the Loans available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent and, in reliance upon such assumption, make available to Borrower a corresponding amount. Agent will promptly notify Borrower of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after a Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average federal funds rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph 7(g) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to Revolving Loans hereunder, on demand from Borrower; PROVIDED, HOWEVER, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrower's rights (if any) against such Lender.

          (h) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its Commitment Percentage of any Loan or (y) notifies either Agent or Borrower that it does not intend to make available its Commitment Percentage of any Loan (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this paragraph 7(h) while such Lender Default remains in effect.

          (i) Revolving Loans shall be allocated PRO RATA among Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders in accordance with their respective Commitment Percentages, and no Commitment Percentage of any Lender or any PRO RATA share of any Revolving Loans required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of Loans shall be applied to reduce Loans of each Lender PRO RATA based on the aggregate of the outstanding Loans of all Lenders at the time of such application; PROVIDED, that, such amount shall not be applied to any Loans of a

Defaulting Lender at any time when, and to the extent that, the aggregate amount of Loans of any Lender that is not a Defaulting Lender exceeds such Lender's Commitment Percentage of all Loans then outstanding.

          (j) A Defaulting Lender shall not be entitled to (i) give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement or the Other Agreements or (ii) receive or earn unused line fees which are due and payable during the continuation of a Lender Default. All amendments, waivers and other modifications of this Agreement and the Other Agreement may be made without regard to a Defaulting Lender and, solely for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Loans outstanding.

          (k) Other than as expressly set forth in this paragraph 7(k), the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this paragraph 7(k) shall be deemed to release any Defaulting Lender from its obligations under this Agreement or the Other Agreements, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

          (l) In the event a Defaulting Lender retroactively cures, to the satisfaction of Agent, the breach which caused such Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

          (m) In the event a Defaulting Lender fails to retroactively cure, to the satisfaction of Agent and Borrower, the breach which caused a Lender to become a Defaulting Lender within five (5) Business Days of the occurrence of such default (the "Defaulting Lender Cure Period"), then Agent may, but shall not be obligated to, require such Defaulting Lender to assign its interest in the Loans to Agent or to another financial institution designated by Agent (the "Designated Lender") for a purchase price equal to the outstanding principal amount of all Loans made by such Defaulting Lender plus accrued and unpaid interest and fees (other than any unused line fees due during the continuance of such Lender Default) due to such Defaulting Lender, which interest and fees shall be paid to the Defaulting Lender when collected from Borrower. In the event Agent so elects to require any Defaulting Lender to assign its interest to Agent or to the Designated Lender, as applicable, Agent will notify such Defaulting Lender at any time after the expiration of the Defaulting Lender Cure Period, and such Defaulting Lender shall assign its interest to Agent or the Designated Lender, as applicable, no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Defaulting Lender, Agent or the Designated Lender, as applicable, and Agent. Upon (i) the execution of the Commitment Transfer Supplement, (ii) payment of the purchase price set forth above, (iii) recordation of the assignment in the Register by Agent pursuant to paragraph 25(c) hereof, and (iv) if so requested by Agent or the Designated Lender (as applicable), receipt by such Person of replacement Notes, Agent or the Designated Lender (as applicable) shall increase its Commitment Percentage hereunder or shall become a Lender hereunder, as applicable, and the Defaulting Lender shall cease to be a Lender hereunder except with respect to indemnification provisions set forth herein.

     8. GRANT OF SECURITY INTEREST TO AGENT. As security for the payment of all Loans now or in the future made by Agent and Lenders to Borrower hereunder and for the payment or other satisfaction of all other Liabilities, Borrower hereby assigns and grants to Agent for its benefit and for the ratable benefit of Lenders a continuing security interest in all assets of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located including without limitation: (a) all Accounts (whether or not Eligible Accounts including, without limitation, Health Care Insurance Receivables)) and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower; (b) all Chattel Paper, Instruments (including without limitation, Promissory Notes), Documents and General Intangibles (including, without limitation, Payment Intangibles); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory) including, without limitation, Equipment, vehicles and fixtures; (e) all deposits and cash and any other property of Borrower now or hereafter in the possession, custody or control of Agent, any Lender or any agent or any parent, affiliate or subsidiary of Agent or such Lender or any participant with Agent or such Lender in the Loans for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); (f) all Investment Property; (g) all Customer Lists;
(h) all Real Property; (i) all Deposit Accounts; (j) all Supporting Obligations;
(k) all Letter of Credit Rights; and (l) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business.

     8A. CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. (a) The Borrower hereby acknowledges that none of its assets constituting Collateral are, as of the Closing Date, located in the states of Florida, Mississippi or Alabama.

     (b) ATTACHMENT. If Borrower shall at any time, acquire a Commercial Tort Claim, Borrower shall immediately notify Agent in a writing signed by Borrower of the brief details thereof and grant to Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Agent.

     (c) PERFECTION BY FILING. Agent may at any time and from time to time, pursuant to the provisions of paragraph 9 hereof, file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of Borrower or words of similar effect and which contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower. Borrower agrees to furnish any such information to Agent promptly upon Agent's request therefor. Any such financing statements, continuation statements and/or amendments may be signed by Agent on behalf of Borrower, as provided in this Agreement, and may be filed at any time in any jurisdiction.

     (d) OTHER PERFECTION, ETC. Borrower shall at any time and from time to time take such steps as Agent may request in its reasonable discretion (a) for Agent to obtain an acknowledgement, in form and substance satisfactory to Agent, of each bailee having possession of any Collateral that such bailee holds such Collateral for the benefit of Agent, (b) for Agent to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Article 9 of the UCC relating to what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance satisfactory to Agent, and (c) to insure the continued perfection and priority of Agent's security interest in any of the Collateral and the preservation of its rights therein.

     (e) SAVINGS CLAUSE. Nothing contained in this paragraph 8A shall be construed to narrow the scope of Agent's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of Agent or any Lender hereunder except mandated by the applicable provisions of the UCC.

     9. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Borrower shall, at Agent's request, at any time and from time to time, execute and deliver to Agent such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed reasonably necessary or desirable by Agent) and do such other acts and things as Agent may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Agent for its benefit and for the ratable benefit of Lenders (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute and/or file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Agent's security interest in the Collateral. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

     10. POSSESSION OF COLLATERAL AND RELATED MATTERS. Unless an Event of Default has occurred and be continuing, Borrower shall have the right, except as otherwise provided for in this Agreement, in the ordinary course of Borrower's business, to (a) sell, lease or furnish under contracts of service any of Borrower's Inventory normally held by Borrower for any such purpose, and (b) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose, PROVIDED, HOWEVER, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower.

     11.  COLLECTIONS.

          (a) ESTABLISHMENT OF LOCKBOX AND BLOCKED ACCOUNT. Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box ("Lock Box") with a financial institution acceptable to, and in the name and under exclusive control of Agent PROVIDED, that Borrower (i) may continue to utilize the lockbox account maintained at Fleet National Bank in Boston, Massachusetts (the "Existing Lock Box") for a period not to exceed sixty
(60) days following the Closing Date and (ii) shall not be obligated to re-direct any Account Debtor to make any payments on Accounts (A) which arose and were invoiced prior to the Closing Date and (B) pursuant to which Borrower prior to the Closing Date directed such Account Debtor to make payments directly to the Existing Lock Box. Borrower shall establish an account ("Blocked Account") in Agent's name for the benefit of Borrower with a financial institution acceptable to Agent, into which all payments received in the Lock Box shall be deposited, and into which Borrower will immediately deposit all payments received by Borrower for Inventory or services sold, leased or rendered by Borrower and received by Borrower in the identical form in which such payments were received, whether by cash or check. If Borrower, any Affiliate or Subsidiary of Borrower, or any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Agent for its benefit and for the ratable benefit of Lenders and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Blocked Account. Each financial institution with which a Lock Box or Blocked Account is established shall acknowledge and agree, in a manner satisfactory to Agent for its benefit and for the ratable benefit of Lenders, that the amounts on deposit in such Lock Box and such Blocked Account are the sole and exclusive property of Agent, that such financial institution has no right to setoff against such Lock Box or Blocked Account or against any other account maintained by such financial institution into which the contents of such Blocked Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds in a manner satisfactory to Agent, funds deposited in the Blocked Account on a daily basis as such funds are collected. Borrower agrees that all payments made to the Blocked Account established by Borrower or otherwise received by Agent, whether in respect of the Accounts of Borrower or as proceeds of other Collateral of Borrower or otherwise, will be applied on account of the Revolving Loans and also on account of such other due and payable Liabilities of Borrower as Agent shall determine in accordance with the terms of this Agreement. Borrower agrees to pay all fees, costs and expenses which Borrower incurs in connection with opening and maintaining a Lock Box and Blocked Account. All of such fees, costs and expenses which remain unpaid by Borrower pursuant to any Lock Box or Blocked Account Agreement with Borrower, to the extent same shall have been paid by Agent hereunder, shall constitute Revolving Loans hereunder, shall be payable to Agent for its benefit and for the ratable benefit of Lenders by Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder. All checks, drafts, instruments and other items of payment or proceeds of Collateral delivered to Agent in kind shall be endorsed by Borrower to Agent, and, if that endorsement of any such item shall not be made for any reason, Agent is hereby irrevocably authorized to endorse the same on Borrower's behalf. For the purpose of this paragraph, Borrower irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse Borrower's name upon said items of payment and/or proceeds of Collateral of Borrower and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of Borrower or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; (iii) to have access to any lock box or postal box into which any of Borrower's mail is deposited; and (iv) open and process all mail addressed to Borrower and deposited therein, PROVIDED, HOWEVER, that Agent shall not exercise any such powers described in clauses (ii) and (iv) unless and until an Event of Default has occurred.

          (b) COLLECTION OF ACCOUNTS. Agent may, at any time and from time to time after the occurrence and during the continuation of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrower's Accounts, other amounts owed to Borrower or contract rights by suit or otherwise; (ii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to

Borrower; (iii) surrender, release or exchange all or any part of any Accounts of Borrower or other amounts owed to Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of Borrower or other amounts owed to Borrower upon such terms, for such amount and at such time or times as Agent deems advisable; (v) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor indebted on an Account of Borrower or other Person obligated to Borrower; and
(vi) do all other acts and things which are necessary, in Agent's sole discretion, to fulfill Borrower's obligations under this Agreement and to allow Agent to collect the Accounts or other amounts owed to Borrower. In addition to any other provision hereof, Agent may at any time on or after the occurrence and during the continuation of an Event of Default, at Borrower's expense, notify any parties obligated on any of the Accounts of Borrower to make payment directly to Agent of any amounts due or to become due thereunder.

          (c) APPLICATION OF PROCEEDS. Agent shall, within two (2) Business Days after receipt by Agent at its office in Chicago, Illinois of cash or other immediately available funds from collections of items of payment and proceeds of any Collateral, apply the whole or any part of such collections or proceeds against the Liabilities in such order as Agent shall determine in its sole discretion. With respect to the application of such collections and proceeds to the outstanding Revolving Loans, Agent shall apply such collections and proceeds to the Revolving Loans in the inverse order of the date on which such Revolving Loans were advanced.

          (d) ACCEPTANCE OF ASSIGNMENT. In its sole credit judgment, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Other Agreements or any Event of Default, at any time or times hereafter, Agent may (but shall not be obligated to) pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Agent in respect thereof and all costs, fees and expenses (including without limitation reasonable attorney fees, all court costs and all other charges relating thereto) incurred by Agent shall constitute Revolving Loans, payable by Borrower to Agent on demand and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder.

          (e) DELIVERY OF DOCUMENTS AND INSTRUMENTS. Immediately upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, instrument or document including, without limitation, any Chattel Paper, Borrower shall deliver the original thereof to Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Agent (in form and substance acceptable to Agent). If an endorsement or assignment of any such items shall not be made for any reason, Agent is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

     12.  SCHEDULES AND REPORTS.

     Borrower shall furnish or cause to be furnished to Agent the following:

          (a) Borrower shall provide Agent with a written report on Tuesday of each week hereafter, reflecting the activity of Borrower with respect to sales, collections of Accounts and credits issued by Borrower for the immediately preceding week. Such report shall be in a form and with such specificity as is satisfactory to Agent and shall contain such additional information as Agent may reasonably require concerning Accounts and Inventory included, described or referred to in such weekly report and any other documents in connection therewith requested by Agent, including without limitation but only if specifically requested by Agent, copies of all invoices prepared in connection with such Accounts.

          (b) As soon as practicable and in any event within thirty (30) days following the end of each calendar month, (i) statements of income and statements of cash flow of Borrower for each such month and for the period from the beginning of the then current Fiscal Year to the end of such month, (ii) balance sheets of Borrower as of the end of such month, and (iii) with respect to such statements of income and balance sheets, in comparative form, figures for the corresponding periods in the preceding Fiscal Year, all in reasonable detail and certified by the chief financial officer of Borrower that such statements fairly present the financial condition of Borrower in accordance with GAAP, subject to changes resulting from normal and recurring year-end adjustments that individually and in the aggregate are not material to the business of Borrower and the absence of footnotes, together with detailed computations of Borrower's compliance with the covenants set forth in this Agreement.

          (c) As soon as practicable and in any event (1) on Tuesday of each week, a Borrowing Base Certificate (which shall be calculated as of the last day of the immediately preceding week and which shall not be binding upon Agent or restrictive of Agent's rights under this Agreement), and (2) within fifteen (15) days following the end of each calendar month and at such other times as may be requested by Agent from time to time, (i) when requested by Agent, a schedule identifying by age each Account of Borrower together with copies of the invoices (with evidence of shipment attached) pertaining to each such Account and a schedule identifying by age each account payable of Borrower, (ii) a detailed aged trial balance of Borrower's Accounts ("Accounts Trial Balance") in form and substance satisfactory to Agent in its reasonable discretion, including, without limitation, the names and addresses of all Account Debtors of Borrower, (iii) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Agent may require in its reasonable discretion), including a listing of any held checks, (iv) such additional schedules, certificates, reports and information with respect to the Collateral as Agent may from time to time require; (v) a copy of any statement received by Borrower in connection with the Lockbox and/or the Blocked Account; (vi) an assignment of any or all items of Collateral to Agent and (vii) the general ledger inventory account balance, a perpetual inventory report and Agent's standard form of Inventory report then in effect, for Borrower by each category of Inventory, together with a description of the change in each category of Inventory, in each case, for such immediately preceding month (or other applicable period). Agent, through its officers, employees or agents, shall have the right, at any time and from time to time in Agent's name, in the name of a nominee of Agent or in Borrower's name, to verify the validity, amount or any other matter relating to any of Borrower's Accounts, by mail, telephone, telegraph or otherwise. Borrower shall reimburse Agent, on demand, for all reasonable costs, fees and expenses incurred by Agent in this regard. Borrower shall immediately notify Agent of any event causing loss or depreciation in value of Borrower's Inventory (other than normal depreciation occurring in the ordinary course of business).

          (d) As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year commencing with the Fiscal Year ending December 31, 2001 (i) statements of income of Borrower for such Fiscal Year, and a balance sheet of Borrower as of the end of such Fiscal Year, and (ii) statements of cash flow of Borrower for such Fiscal Year, all setting forth in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding Fiscal Year, such statements to be presented in accordance with Borrower's normal method of accounting for Inventory and (if Borrower uses the LIFO method) on a pre-tax FIFO basis, all in reasonable detail and in accordance with GAAP and examined and reported on by independent certified public accountants of recognized national standing selected by Borrower and satisfactory to Agent, whose opinion shall be unqualified and shall be in accordance GAAP, in form and substance satisfactory to Agent.

          (e)  As soon as practicable and in any event not later than thirty
(30) days prior to the beginning of each Fiscal Year commencing with the Fiscal Year ending December 31, 2002 projected balance sheets, statements of income and cash flow for Borrower, for each of the twelve (12) months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as requested by Agent (hereinafter referred to as "Projections").

          (f) As soon as practicable and in any event within ten (10) days of delivery to Borrower, a copy of any letter issued by Borrower's independent public accountants or other management consultants with respect to Borrower's financial or accounting systems or controls, including all so-called "management letters".

          (g) In conjunction with the delivery of the annual presentation of projections or budgets referred to in subparagraph (e) above, a letter signed by the president or a vice president of Borrower and by the treasurer, controller or chief financial officer of Borrower, describing, comparing and analyzing, in detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Borrower.

          (h) As soon as practicable and in any event at the end of each Fiscal Year or as Agent may otherwise reasonably request (but, prior to the occurrence of an Event of Default, not more frequently than quarterly), a complete and accurate update of the Customer Lists.

          (i) With reasonable promptness, such other business or financial data, reports, appraisals and projections as Agent may reasonably request.

          All financial statements delivered to Agent pursuant to the requirements of this paragraph 12 (except where otherwise expressly indicated) shall be prepared in accordance with GAAP as provided in this Agreement. Together with each delivery of financial statements required by SUBPARAGRAPHS
(b) AND (d) above, Borrower shall deliver to Agent an officer's certificate in the form attached hereto as EXHIBIT D, which shall include a calculation of financial covenants in the schedule attached to such Officer's Certificate in form satisfactory to Agent. Together with each delivery of annual financial statements required by SUBPARAGRAPH (d) above, Borrower shall deliver to Agent a certificate of the accountants who performed the audit in connection with such statements stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Event of Default, or, if such accountants have obtained knowledge of an Event of Default, specifying the nature and period of existence thereof and such certificates shall contain or have appended thereto calculations which set forth Borrower's compliance with the financial covenants set forth herein.

          (j) All schedules, certificates, reports and assignments and other items delivered by Borrower to Agent hereunder shall be executed by an authorized representative of Borrower and shall be in such form and contain such information as Agent shall reasonably request. Borrower shall deliver from time to time such other schedules and reports pertaining to the Collateral of Borrower as Agent may reasonably request.

     13.  TERM.

          (a) This Agreement shall be in effect from the date hereof until December 31, 2004 (the "TERM") (provided, that, the last day of the Term shall be automatically accelerated to March 17, 2003 following the occurrence of an Event of Default under paragraph 17(b) as a result of Borrower's failure to comply with paragraph 15(u) hereof) unless the due date of the Liabilities is accelerated pursuant to paragraph 18 hereof, in which case this Agreement shall terminate on the date thereafter that the Liabilities are paid in full, PROVIDED, HOWEVER, that the security interests and liens created under this Agreement and the Other Agreements shall survive such termination until the date upon which payment and satisfaction in full of the Liabilities shall have occurred. At such time as Borrower has repaid all of the Liabilities and this Agreement has terminated, Borrower shall deliver to Agent a release, in form and substance reasonably satisfactory to Agent, of all obligations and liabilities of Agent, Lenders and their officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrower, and if Borrower is obtaining new financing from another lender, Borrower shall deliver such lender's indemnification of Agent and each Lender, in form and substance reasonably satisfactory to Agent, for checks which Agent has credited to Borrower's account, but which subsequently are dishonored for any reason.

          (b) If, for any reason, this Agreement is terminated prior to the end of the Term and Borrower prepays all or any portion of the Liabilities (which prepayment by Borrower must be upon forty-five (45) days' prior written notice to Agent), Borrower agrees to pay to Agent for its benefit and for the ratable benefit of Lenders, as a prepayment fee, in addition to the payment of all other Liabilities owing by Borrower, an amount equal to (x) one percent (1%) of the Total Credit Facility if this Agreement is terminated during the first Contract Year; and (y) one-half of one percent (0.5%) of the Total Credit Facility if this Agreement is terminated during the second Contract Year. In light of the extreme difficulty of accurately calculating actual damages arising out of any early termination and prepayment, Agent, Lenders and Borrower have agreed that the prepayment fee provided for above is a reasonable estimate of actual damages that would be incurred by Agent and Lenders.

     14. REPRESENTATIONS AND WARRANTIES. Borrower hereby makes the following representations, warranties and covenants:

          (a)  (i)   Borrower has furnished to Agent a balance sheet of Borrower as of the Closing Date ("Pro Forma Balance Sheet") as set forth on EXHIBIT 14(a)(i) attached hereto and made a part hereof. The Pro Forma Balance Sheet is accurate, complete and correct and fairly reflects the financial condition of Borrower as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified by the President and controller of Borrower as accurate, complete and correct and fairly reflecting of the financial condition of the Borrower on the Closing Date after giving effect to the Transactions and as prepared in accordance with GAAP, consistently applied.

               (ii) Borrower has furnished to Agent (1) balance sheets, income statements and cash flow projections of Borrower reflected monthly for the period beginning December 1, 2001 and ending November

30, 2002 as set forth on EXHIBIT 14(a)(ii)(1) attached hereto and made a part hereof, (2) balance sheets, income statements and cash flow projections of Borrower reflected annually for the second and third Contract Years as set forth on EXHIBIT 14(a)(ii)(2) attached hereto and made a part hereof, and (3) an availability schedule for the period ending November 30, 2001 in the form attached hereto as SCHEDULE 14(a)(ii)(3). The financial statements described in clauses (1) and (2) of the first sentence of this paragraph were prepared by or under the directions of the Controller of Borrower and reflect, as of the Closing Date, the reasonable estimates of Borrower of the information projected therein, based on the assumptions accompanying such projections.

               (b) the office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower's principal place of business and all of Borrower's other places of business, locations of Collateral and post office boxes are as set forth in EXHIBIT A; Borrower shall promptly (but in no event less than thirty (30) days prior thereto) advise Agent in writing of the proposed opening of any new place of business, the closing of any existing place of business, any change in the location of Borrower's books, records and accounts (or copies thereof) or the opening or closing of any post office box of Borrower;

               (c) the Collateral, including without limitation the Equipment (except any part thereof which prior to the date of this Agreement Borrower shall have advised Agent in writing consists of Collateral normally used in more than one state) is and shall be kept, or, in the case of vehicles, based, only at the addresses set forth on the first page of this Agreement or on EXHIBIT A, and at other locations within the continental United States of which Agent has been advised by Borrower pursuant to thirty (30) days prior written notice;

               (d) Borrower shall immediately give written notice to Agent of any use of any such Goods in any state or county other than a state or county in which Borrower has previously advised Agent such Goods shall be used (as of the Closing Date, such states or counties being set forth on EXHIBIT 14(d) hereto, and such Goods shall not, unless Agent shall otherwise consent in writing, be used outside of the continental United States (other than Inventory which is in transit from Borrower to an Account Debtor in Canada);

               (e) no security agreement, financing statement or analogous instrument exists or shall exist with respect to any of the Collateral other than any security agreement, financing statement or analogous instrument evidencing Permitted Liens;

               (f) each Account or item of Inventory which Borrower shall, expressly or by implication, request Agent to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of Eligible Account and Eligible Inventory and as otherwise established by Agent from time to time, and Borrower shall promptly notify Agent in writing if any such Eligible Account or Eligible Inventory shall subsequently become ineligible;

               (g) Borrower is and shall at all times during the Term be the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens;

               (h) Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder; Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not and shall not conflict with the provisions of any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower, or Borrower's Organizational Documents, and Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected, other than in favor of Agent;

               (i) there are no actions or proceedings which are pending or, to the best of Borrower's knowledge, threatened against Borrower which are reasonably likely to have a Material Adverse Effect and

Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Agent;

               (j) Borrower has obtained and shall maintain all consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect, and Borrower is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety or environmental matters), the failure to comply with which would be reasonably likely to have a Material Adverse Effect;

               (k) all written information now, heretofore or hereafter furnished by Borrower to Agent is and shall be true and correct in all material respects as of the date with respect to which such information was or is furnished (except for financial projections, which have been prepared in good faith based upon reasonable assumptions);

               (l) Borrower is not conducting, permitting or suffering to be conducted, nor shall it conduct, permit or suffer to be conducted, any activities pursuant to or in connection with which any of the Collateral is now, or will (while any Liabilities remain outstanding) be owned by any Affiliate;

               (m) Borrower's name has always been as set forth on the first page of this Agreement and Borrower uses no tradenames, assumed names, fictitious names or division names in the operation of its business, except as otherwise set forth on Schedule 14(m); Borrower shall notify Agent in writing at least thirty (30) days prior to the change of its name or the use of any tradenames, assumed names, fictitious names or division names not previously set forth in Schedule 14(m);

               (n) with respect to Borrower's Equipment: (i) Borrower has good and indefeasible and marketable title to and ownership of all Equipment; delivered to Agent prior to the date of this Agreement; (ii) Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be preserved and maintained, ordinary wear and tear excepted; (iii) Borrower shall not permit any such items to become a fixture to real estate or an accession to other personal property;
(iv) from time to time Borrower may sell, exchange or otherwise dispose of obsolete, unused or worn out Equipment, but only to the extent provided in paragraph 5(a)(i) hereof; and (v) Borrower, immediately on demand by Agent, shall deliver to Agent any and all evidence of ownership of, including, without limitation, certificates of title and applications of title to, any of the Equipment;

               (o) this Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally;

               (p) Borrower is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder;

               (q) Borrower is not now obligated, whether directly or indirectly, for any loans or other indebtedness for borrowed money other than
(i) the Liabilities; (ii) indebtedness disclosed to Agent on SCHEDULE 14(q);
(iii) unsecured indebtedness to trade creditors arising in the ordinary course of Borrower's business; (iv) indebtedness due to the GBNF Trust or the QTIP Trust under the Subordinated Debt Documents as in effect on the Closing Date (or as amended to the extent expressly permitted under the terms hereof) so long as such indebtedness is subject to the terms of the Seller Subordination Agreement and (v) unsecured indebtedness arising from the endorsement of drafts and other instruments for collection, in the ordinary course of Borrower's business;

               (r) Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time;

               (s) except as otherwise disclosed on SCHEDULE 14(s), Borrower has no Parents, Subsidiaries or divisions, nor is Borrower engaged in any joint venture or partnership with any other Person;

               (t) Borrower is duly organized, validly existing and in good standing in its state of organization and Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for such other states in which the failure to so qualify would not have a Material Adverse Effect, and Borrower has delivered to Agent true and complete copies of its Organizational Documents as in effect on the Closing Date;

               (u) Borrower is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any contract, lease or commitment which is material to the continued financial success and well-being of Borrower;

               (v) there are no controversies pending or threatened between Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and well-being of Borrower, and Borrower is in compliance in all material respects with all federal and state laws respecting employment and employment terms, conditions and practices, except where the failure to so comply would not have a Material Adverse Effect;

               (w) Borrower possesses, and shall continue to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as heretofore conducted by it;

               (x) Borrower has delivered to Agent complete copies of the Subordinated Debt Documents (including all schedules, exhibits and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such agreements and documents has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or agreement which has heretofore been delivered to Agent;

               (y) The proceeds of the Loans shall be used (i) to pay indebtedness of Borrower due to Banc of America in a maximum aggregate amount of $13,300,000, and (ii) for Borrower's general working capital purposes.

               (z) Except as set forth on SCHEDULE 14(z), no Benefit Plan was in violation in any material respect of any of the provisions of ERISA or any of the qualification requirements of Section 401(a) of the IRC within the immediately preceding five year period, no non-exempt Prohibited Transaction or Reportable Event has occurred with respect to any Benefit Plan, no Benefit Plan has been the subject of a waiver of the minimum funding standard under Section 412 of the IRC, no Benefit Plan has experienced an accumulated funding deficiency under Section 412 of the IRC, no Lien has been imposed upon the Borrower or any ERISA Affiliate under Section 412(n) of the IRC, no Benefit Plan has been amended in such a way that the security requirements of Section 401(a)(29) of the IRC apply, no notice of intent to terminate a Benefit Plan has been distributed to affected parties or filed with the PBGC under Section 4041 of ERISA, and no Benefit Plan has been terminated under Section 4041(e) of ERISA, the PBGC has not instituted proceedings to terminate, or appoint a trustee to administer, a Benefit Plan and no event has occurred or condition exists which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan, neither Borrower nor any ERISA Affiliate would be liable for any amount in the aggregate pursuant to Sections 4062, 4063 or 4064 of ERISA if all Benefit Plans terminated as of the most recent valuation dates of such Benefit Plans which would be reasonably likely to result in a Material Adverse Effect; neither Borrower nor any ERISA Affiliate of Borrower maintains any employee welfare benefit plan, as defined in Section 3(1) of ERISA, which provides any benefits to an employee or the employee's dependents with respect to claims incurred after the employee separates from service other than is required by applicable law; and neither Borrower nor any ERISA Affiliate of Borrower has incurred or expects to incur any withdrawal liability to any Multiemployer Plan and after the Closing Date, none of the above-described events shall occur which are reasonably likely to result in Material Adverse Effect;

               (aa) On the Closing Date, Borrower has no material liabilities (accrued, absolute, contingent, unliquidated or otherwise, including, without limitation, any tax, warranty or product liabilities) which are, or indebtedness which is, not fully reflected or provided for in accordance with GAAP on the Pro Forma Balance Sheet as of the Closing Date and the Borrower does not know of any basis for the assertion against Borrower of any material liabilities of Borrower which are not adequately reflected or reserved against on the Pro Forma Balance Sheet;

               (bb)  Except as set forth on SCHEDULE 14(bb) attached hereto,

                     (i) Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations;

                     (ii) Borrower has been issued all required federal, state and local licenses, certificates or permits required under applicable Environmental Laws to operate its business;

                     (iii) (1) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property; (2) there are no underground storage tanks or polychlorinated biphenyls on the Real Property;
(3) the Real Property has never been used as a treatment, storage or disposal facility of Hazardous Waste; and (4) no Hazardous Substances are present on the Real Property or any premises leased by Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of Borrower or of its tenants;

               (cc) Borrower is not involved in any labor dispute, there are no strikes or walkouts or union organization of Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on SCHEDULE 14(cc) attached hereto; and

               (dd) Upon and after the Closing Date, Borrower does not propose to engage in any business other than designing, importing, finishing and distributing fine quality collectibles and other specialty giftware and activities necessary to conduct such business. On the Closing Date, Borrower will own and possess all of the rights and consents necessary for the conduct of the business of Borrower.

               Borrower represents, warrants and covenants to Agent and each Lender that all representations, warranties and covenants of Borrower contained in this Agreement (whether appearing in paragraphs 14 or 15 hereof or elsewhere) shall be true at the time of Borrower's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full of all of the Liabilities and termination of this Agreement, and shall (other than the representation set forth in clause
(aa) above) be remade by Borrower at the time each Revolving Loan is made and each Letter of Credit is issued pursuant to this Agreement.

     15. COVENANTS. Until payment or satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Agent's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

          (a) Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on EXHIBIT A;

          (b) Agent, or any Persons designated by it, shall have the right, at any time upon not less than three (3) Business Days notice (provided that no such prior notice shall be required if an Event of Default shall have occurred or in the event Agent believes in the exercise of its reasonable discretion such access is required to preserve or protect the Collateral), in the exercise of its commercially reasonable credit judgment, to call at Borrower's places of business at any reasonable times during Borrower's normal business hours, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's business as Agent may consider reasonable under the circumstances. Borrower shall furnish to Agent such information relevant to Agent's rights under this Agreement as Agent shall at any time and from time to time reasonably request. Borrower authorizes Agent to discuss the affairs, finances and business of Borrower with any officers or directors of Borrower, any Guarantor, any shareholder of a Borrower or any Affiliate of a Borrower and/or any Subsidiary of a Borrower or with those employees of any of the foregoing with whom Agent has determined in its commercially reasonable judgment to be necessary or desirable to converse, and to discuss the financial condition of Borrower with Borrower's independent public accountants. Any such discussions shall be without liability to Agent or to such accountants. Borrower shall pay to or reimburse Agent for all reasonable fees, costs, and out-of-pocket expenses incurred by Agent in the exercise of its rights hereunder (in addition to the fees payable by Borrower pursuant to paragraphs 6(g) and 6(h) in connection with Agent's examination of Borrower's books and records and Collateral) and all of such costs, fees and expenses shall constitute Revolving Loans hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

          (c) (i) Borrower shall: keep the Collateral properly housed and shall keep the Collateral insured against such risks and in such amounts as are customarily insured against by Persons engaged in businesses similar to that of Borrower with such companies, in such amounts and under policies in such form as shall be reasonably satisfactory to Agent. Originals or certified copies of such policies of insurance have been or shall be delivered to Agent on the Closing Date, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Agent, showing loss under such insurance policies payable to Agent. Such endorsement, or an independent instrument furnished to Agent, shall provide that the insurance company shall give Agent at least thirty (30) days prior written notice before any such policy of insurance is altered or cancelled and that no act, whether willful or negligent, or default of Borrower or any other Person shall affect the right of Agent to recover under such policy of insurance in case of loss or damage. Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Agent for its benefit and for the ratable benefit of Lenders as their respective interests may appear. Borrower irrevocably, makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance, PROVIDED, HOWEVER, that Agent shall exercise such rights only upon the occurrence and continuance of an Event of Default;

               (ii) Borrower shall maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to Agent and originals or certified copies of such policies have been or shall be delivered to Agent on the Closing Date, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Agent as additional insured thereunder and providing that the insurance company shall give Agent at least thirty (30) days prior written notice before any such policy shall be altered or cancelled;

               (iii) Borrower shall maintain at its expense, key person life insurance on the life of Dawn McCormack in the amount of at least $1,000,000; such policy shall be assigned to Agent for its benefit and for the ratable benefit of Lenders as collateral security for the payment of the Liabilities pursuant to a collateral assignment of life insurance policy in form and substance acceptable to Agent, and such assignment shall be duly recorded with the applicable life insurance company; and

               (iv) If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Agent, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Agent reasonably deems advisable. All sums disbursed by Agent in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Revolving Loans hereunder and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

          (d) Borrower shall not use the Collateral, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of the Collateral in any manner that does or could reasonably be expected to result in material damage to the environment or a violation of any applicable Environmental Laws; Borrower shall keep the Collateral in commercially reasonable condition, repair and order, ordinary wear and tear excepted; Borrower shall not permit the Collateral, or any part thereof, to be levied upon under execution, attachment, distraint or other legal process; Borrower shall not sell, lease, grant a security interest in or otherwise dispose of any of the Collateral except as expressly permitted by this Agreement; and Borrower shall not secrete or abandon any of the Collateral, or remove or permit removal of any of the Collateral from any of the locations listed on EXHIBIT A or in any written notice to Agent pursuant to paragraph 14 hereof, except for the removal of Inventory sold in the ordinary course of Borrower's business as permitted herein and sales or other dispositions of Collateral contemplated by paragraph 5(a);

          (e) all monies and other property obtained by Borrower from Agent pursuant to this Agreement will be used solely for the purposes set forth herein;

          (f) Borrower shall, at the request of Agent, indicate on its records concerning the Collateral a notation, in form satisfactory to Agent, of the security interest of Agent hereunder, and Borrower shall not maintain duplicates or copies of such records at any address other than Borrower's principal place of business set forth on the first page of this Agreement; PROVIDED, HOWEVER, that Borrower, in the ordinary course of its business, may furnish copies of such records to its accountants, attorneys and other agents or advisors as it may determine to be necessary or desirable, in the exercise of its commercially reasonable judgment;

          (g) Borrower shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on Borrower's financial statements, (ii) the contesting of any such payment does not give rise to a lien for taxes, (iii) upon the occurrence of an Event of Default, Borrower keeps on deposit with Agent (such deposit to be held without interest) an amount of money which, in the sole judgment of Agent, is sufficient to pay such taxes and any interest or penalties that may accrue thereon, and (iv) if Borrower fails to prosecute such contest with reasonable diligence, Agent may apply the money so deposited in payment of such taxes. If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, Agent may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Agent shall constitute Revolving Loans hereunder, shall be payable by Borrower to Agent on demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

          (h) Borrower shall not (i) incur, create, assume or suffer to exist any indebtedness other than (A) indebtedness arising under this Agreement, (B) unsecured indebtedness owing in the ordinary course of business to trade suppliers arising on or after the Closing Date, and (C) any other indebtedness described in paragraphs 14(q)(ii), (iii), (iv) and (v) hereof; or (ii) assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

          (i) Borrower shall not enter into any merger or consolidation, or sell, lease or otherwise dispose of all or substantially all of its assets; Borrower shall not create or acquire any new Subsidiary or Affiliate or issue any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock; Borrower shall not enter into any transaction outside the ordinary course of Borrower's business;

          (j) Except as expressly permitted by paragraph 5(b)(ii) above, Borrower shall not (i) except as expressly permitted below declare or pay any dividend or other distribution (whether in cash or in kind) on, purchase, redeem or retire any shares of any class of its stock including, without limitation, in connection with the Banc of America Warrants, or make any payment on account of, or set apart assets for the repurchase, redemption, defeasance or retirement of, any class of its stock equity or other interest including, without limitation, in connection with the Banc of America Warrants; (ii) make any optional payment or prepayment on or redemption (including without limitation by making payments to a sinking fund or analogous fund) or repurchase of any indebtedness for borrowed money other than indebtedness pursuant to this Agreement; (iii) make any payments whatsoever on the indebtedness owing to the GBNF Trust or the QTIP Trust, except as permitted under the Seller Subordination Agreement; (iv) pay any management or similar fees to any Person; provided Borrower may pay to SCC a management fee plus applicable expenses incurred by SCC, in accordance with the terms and conditions of the Management Agreement as in effect on the Closing Date (such fees and expenses, collectively, the "SCC Management Fee"), on the 26th day of each January, April, July and October of each calendar year (each such date, a "Management Payment Date") as and for the three (3) month period immediately preceding each such Management Payment Date, in an amount not to exceed, in each case, $43,750 with respect to fees and $15,000 with respect to expenses (exclusive of those expenses incurred by SCC on Borrower's behalf relating to tax and auditing services and insurance coverage, in each case attributable to Borrower) (provided further, that payment of such expenses by the Borrower pursuant to the Management Agreement shall not exceed $30,000 in the aggregate during any calendar year) so long as the SCC Payment Conditions shall have been satisfied after giving effect to each such payment and to the payment of any Unpaid Management Fees (as defined herein) paid to SCC on such Management Payment Date; provided further, if any SCC Management Fee or portion thereof is not paid to SCC solely due to Borrower's failure to satisfy the SCC Payment Conditions (such unpaid SCC Management Fee, an "Unpaid Management Fee"), then Borrower shall be permitted to pay to SCC such Unpaid Management Fees on any subsequent Management Payment Date so long as (A) such Unpaid Management Fees are paid to SCC on such Management Payment Date and (B) at the time of such payment the SCC Payment Conditions shall have been satisfied after giving effect to the payment of such Unpaid Management Fees and all SCC Management Fees, if any, paid on such Management Payment Date; or (v) make any loan in excess of $1,000.00 to any Person except travel, entertainment and relocation advances to Borrower's employees in the ordinary course of business consistent with past practices. Notwithstanding the foregoing, Borrower shall be permitted to make payments to SCC with respect to its federal income tax obligations pursuant to the provisions of the Consolidated Income Tax Sharing Agreement with respect to any Fiscal Year so long as (A) the federal income tax returns and obligations of Borrower, for such Fiscal Year have been consolidated with the federal tax returns and obligations of SCC for such Fiscal Year and (B) the Tax Payment Conditions shall have been satisfied prior to and immediately after giving effect to any such payment. If the failure to satisfy all of the Tax Payment Conditions restricts Borrower from making any payment pursuant to the Consolidated Income Tax Sharing Agreement, Borrower shall be permitted to make a payment pursuant to the Consolidated Income Tax Sharing Agreement for the applicable Fiscal Year so long as the aggregate amount of cash payments made, directly or indirectly, by Borrower to SCC, with respect to such Fiscal Year shall not exceed the lesser of (x) the aggregate amount of federal income taxes ("Income Taxes") which would have been payable by Borrower with respect to such Fiscal Year but for the fact that federal income tax returns of Borrower for such Fiscal Year have been consolidated with corresponding returns of SCC with respect to such Fiscal Year and (y) the aggregate amount of Income Taxes actually payable by Borrower, Holdings, SCC and any other Person party to the Consolidated Income Tax Sharing Agreement during such Fiscal Year; provided, further that the foregoing shall not limit the distributions permitted to be made pursuant to paragraph 5(b)(ii) above;

          (k) Borrower shall not make any investment in any Person, whether in cash, securities or other property of any kind, other than an investment in Cash Equivalents;

          (l)  Borrower shall not (i) change its jurisdiction of organization,
(ii) amend its Organizational Documents or any shareholder's or similar agreement including, without limitation, amend its name or (iii) change its Fiscal Year;

          (m) Borrower shall not enter into or maintain any transaction or agreement with its Affiliates, except in the ordinary course of business in a manner and to an extent consistent with past practices of Borrower and necessary or desirable for the prudent operation of its business and upon fair and reasonable terms no less favorable to Borrower than would be obtained by Borrower in a comparable arms-length transaction with a Person who is not an Affiliate of Borrower;

          (n) Borrower shall not enter into any amendment, waiver or modification of the Subordinated Debt Documents, the Management Agreement or the Consolidated Income Tax Sharing Agreement other than any amendment, waiver or modification which decreases the principal, interest, fees, expenses, costs or other amounts payable by Borrower, or extends the due date of any payment thereunder, pursuant to any of the foregoing agreements;

          (o) Borrower shall not (i) (x) maintain, or permit any ERISA Affiliate to maintain, or (y) become obligated to contribute, or permit any ERISA Affiliate to become obligated to contribute, to any Benefit Plan, (ii) engage, or permit any ERISA Affiliate to engage, in any non-exempt "prohibited transaction", (iii) incur, or permit any ERISA Affiliate to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the IRC, (iv) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan in a manner which could result in any material liability of Borrower or any ERISA Affiliate or the imposition of a lien on the property of Borrower or any ERISA Affiliate pursuant to Section 4068 of ERISA,
(v) assume, or permit any ERISA Affiliate to assume, any obligation to contribute to any Multiemployer Plan, (vi) incur, or permit any ERISA Affiliate to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the occurrence of any Termination Event, (viii) fail to comply, in all material respects, or permit a ERISA Affiliate to fail to comply, in all material respects, with the requirements of ERISA or IRC or other applicable laws in respect of any Benefit Plan, (ix) fail to meet, or permit any ERISA Affiliate to fail to meet, all minimum funding requirements under ERISA or IRC or postpone or delay or allow any ERISA Affiliate to postpone or delay any funding requirement with respect of any Benefit Plan except as permitted by applicable laws, in each event set forth in clauses (i) through (ix) which would be reasonably likely to result in a Material Adverse Effect;

          (p) Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below. The calculation and determination of each such financial covenant, and all accounting terms contained therein, shall be so calculated and construed in accordance with GAAP, applied on a basis consistent with the financial statements of Borrower delivered on or before the Closing Date (provided, however, that such calculations may be affected by any write downs of goodwill taken in response to FASB releases existing on the Closing Date or issued at any date thereafter):

                 (i) NET WORTH. Borrower shall maintain as of the end of (A) the fiscal quarter ending December 31, 2001 (the "base quarter") a Net Worth of not less than four million seven hundred fifty thousand dollars ($4,750,000) and (B) each fiscal quarter thereafter (each a "current quarter"), a Net Worth of not less than the sum of (1) four million seven hundred fifty thousand dollars ($4,750,000) and (2) an aggregate amount equal to eighty-five percent (85%) of the net income after taxes of Borrower for each fiscal quarter commencing with the base quarter through and including the then current quarter, provided, however, that such aggregate amount shall not be reduced by the amount of any net loss before taxes of Borrower for any preceding fiscal quarter.

                 (ii) FIXED CHARGE COVERAGE RATIO. Borrower shall maintain as of the end of each fiscal quarter a Fixed Charge Coverage Ratio of not less than the ratio shown opposite such fiscal quarter with respect to the four (4) fiscal quarters then ended, provided that the applicable period being tested on the fiscal quarter ending September 30, 2002 will be for the three (3) fiscal quarters then ended:

---------------------------------------------------------------------------------------
                   FISCAL QUARTER ENDED                     FIXED CHARGE COVERAGE RATIO
---------------------------------------------------------------------------------------
September 30, 2002                                                  1.00 to 1.00
---------------------------------------------------------------------------------------
December 31, 2002                                                   1.00 to 1.00
---------------------------------------------------------------------------------------
March 31, 2003                                                      1.00 to 1.00
---------------------------------------------------------------------------------------
June 30, 2003 and each fiscal quarter thereafter                    1.10 to 1.00
---------------------------------------------------------------------------------------

                 (iii) LEVERAGE RATIO. Borrower shall maintain as of the end of each fiscal quarter a Leverage Ratio of not greater than the ratio shown opposite such fiscal quarter with respect to the four (4) fiscal quarters then ended, provided that the applicable period being tested on the fiscal quarter ending (i) December 31, 2001 will be for the one (1) fiscal quarter then ended, (ii) March 31, 2002 will be for the two (2) fiscal quarters then ended and (iii) June 30, 2002 will be for the three (3) fiscal quarters then ended:

------------------------------------------------------------------------------
                   FISCAL QUARTER ENDED                        LEVERAGE RATIO
------------------------------------------------------------------------------
September 30, 2002                                              6.00 to 1.00
------------------------------------------------------------------------------
December 31, 2002                                               3.50 to 1.00
------------------------------------------------------------------------------
March 31, 2003                                                  3.50 to 1.00
------------------------------------------------------------------------------
June 30, 2003                                                   4.50 to 1.00
------------------------------------------------------------------------------
September 30, 2003                                              5.00 to 1.00
------------------------------------------------------------------------------
December 31, 2003                                               3.50 to 1.00
------------------------------------------------------------------------------
March 31, 2004                                                  3.50 to 1.00
------------------------------------------------------------------------------
June 30, 2004                                                   4.50 to 1.00
------------------------------------------------------------------------------
September 30, 2004                                              5.00 to 1.00
------------------------------------------------------------------------------
December 31, 2004 and each fiscal quarter thereafter            3.50 to 1.00
------------------------------------------------------------------------------

                 (iv) CAPITAL EXPENDITURES. Borrower shall not make Capital Expenditures of an aggregate amount of more than two hundred fifty thousand dollars ($250,000) during any Fiscal Year.

                 (v) MINIMUM EBITDA. Borrower shall maintain EBITDA of not less than the amounts shown opposite such fiscal quarter with respect to the four (4) quarters then ended, provided that the applicable period being tested on the fiscal quarter ending (i) March 31, 2002 will be for the one (1) fiscal quarter then ended, (ii) June 30, 2002 will be for the two (2) fiscal quarters then ended and (iii) September 30, 2002 will be for the three (3) fiscal quarters then ended:

-------------------------------------------------------------------------
                   FISCAL QUARTER ENDED                  MINIMUM EBITDA
-------------------------------------------------------------------------
March 31, 2002                                                 ($326,000)
-------------------------------------------------------------------------
June 30, 2002                                                  $  500,000
-------------------------------------------------------------------------
September 30, 2002                                             $2,150,000
-------------------------------------------------------------------------
December 31, 2002                                              $2,550,000
-------------------------------------------------------------------------
March 31, 2003 and each fiscal quarter thereafter              $2,750,000
-------------------------------------------------------------------------

          (q) Borrower shall reimburse Agent for all costs and expenses including, without limitation, legal expenses and reasonable attorneys' fees (both in-house and outside counsel), incurred by Agent in connection with the documentation and consummation of this transaction and any other transactions between Borrower and Agent, including, without limitation, UCC and other public record searches, lien filings, Federal Express or similar express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs, and in seeking to collect, protect or enforce any rights in or to the Collateral or incurred by Agent in seeking to collect any Liabilities and to administer and enforce any of Agent's rights under this Agreement. Borrower shall also pay all normal service charges with respect to accounts maintained by Agent for the benefit of Borrower. All such costs, expenses and charges shall constitute Revolving Loans hereunder, shall be payable by Borrower to Agent on demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

          (r) Borrower shall promptly notify Agent in writing of the occurrence of a (i) Default or an Event of Default; (ii) any default under the Subordinated Debt Documents, the Management Agreement or the Consolidated Income Tax Sharing Agreement; (ii) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the Subordinated Debt Documents, the Management Agreement or the Consolidated Income Tax Sharing Agreement; (iii) any event, development or circumstance whereby any financial statements furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements or

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whereby any reports furnished to Agent fail in any material respect to present fairly the financial condition or operating results of Borrower as of the date of such reports; (v) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of IRC, could subject Borrower to a tax imposed by
Section 4971 of IRC; (vi) each and every default by Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (vii) any other development in the business or affairs of Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrower proposes to take with respect thereto;

          (s)  (i)    Borrower shall ensure that the Real Property remains
in compliance with all Environmental Laws and shall not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities;

               (ii) Borrower shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance;

               (iii) Borrower shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrower shall use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrower in connection with the transport or disposal of any Hazardous Waste generated at the Real Property;

               (iv) In the event Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrower shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto;

               (v) Borrower shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between Borrower and the Authority regarding such claims to Agent until the claim is settled. Borrower shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property and the Collateral;

               (vi) Borrower shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any lien. If Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem

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reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Prime Rate Revolving Loans shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Liabilities secured by the liens created by the terms of this Agreement or any other agreement between Agent, any Lender and Borrower;

               (vii) Promptly upon the written request of Agent from time to time, (but prior to the occurrence of an Event of Default not more frequently than annually), Borrower shall provide Agent, at Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require Borrower to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses;

               (viii) Borrower shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrower's obligations under this paragraph 15(s)(viii) shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement; and

               (ix) For purposes of paragraphs 14(bb) and 15(s), all references to Real Property shall be deemed to include all of Borrower's right, title and interest in and to its owned and leased premises.

          (t) Neither Borrower or any Affiliate of Borrower shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of (i) purchasing any securities underwritten or privately placed by ABN AMRO Securities (USA) Inc. ("AASI"), an affiliate of Agent, (ii) purchasing from AASI any securities in which AASI makes a market, or (iii) refinancing or making payments of principal, interest or dividends on any securities issued by Borrower or any Affiliate, and underwritten, privately placed or dealt in by AASI.

          (u) Borrower shall, in form and substance satisfactory to Agent in its sole discretion, on or before March 17, 2003 (i) extend the maturity date of the principal balance of the Subordinated Notes until a date after March 31, 2005 or (ii) (A) refinance the principal balance of the Subordinated Notes on substantially the same terms and conditions but in any event not any more adverse to Agent and/or any Lender, as determined by Agent in its sole discretion, and (B) in connection with such refinancing extend the maturity date of the principal balance of the Subordinated Notes until a date after March 31, 2005.

          (v) On or before one hundred and eighty (120) days following the Closing Date, Borrower shall create an automated system to identify Extended Term Customers and Preferred Customers, which system shall be satisfactory to Agent in its reasonable discretion.

     16.  CONDITIONS PRECEDENT.

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          (a)  The obligation of Agent and each Lender to fund the Term Loan, to fund the initial Revolving Loan on the Closing Date and to co-sign as applicant for the initial Letter of Credit on the Closing Date is subject to the satisfaction or waiver on or before the Closing Date of the following conditions precedent:

               (i) Agent shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as SCHEDULE A (the "Closing Document List").

               (ii) Since December 31, 2000, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect, as determined by Agent in its reasonable business judgment.

               (iii) Agent shall have received payment in full of all fees and expenses set forth herein payable to it by Borrower on or before the Closing Date.

               (iv) Agent shall have determined that immediately after giving effect to (A) the making of the initial Loans requested to be made on the Closing Date and (B) the issuance of the initial Letters of Credit, if any, requested to be made on the Closing Date and (C) the payment or reimbursement by Borrower of Agent for all closing costs and expenses incurred in connection with the transactions contemplated hereby, on a pro forma basis the Excess Availability of Borrower shall not be less than Five Hundred Thousand Dollars ($500,000).

               (v) Agent shall have received a certificate from Borrower's chief executive officer or chief financial officer, pursuant to which such officer shall certify that in calculating the Excess Availability described in clause (iv) above, the outstanding trade payables of Borrower were and are current and not past due in any material respect.

               (vi) The Obligors shall have executed and delivered to Agent all documents which Agent determines are reasonably necessary to consummate the transactions contemplated hereby.

               (vii) Agent shall have received duly executed agreements establishing the Lock Box and Blocked Accounts with financial institutions acceptable to Agent for the collection or servicing of the Accounts and proceeds of the Collateral.

               (viii) Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to the Agent, of the Accounts, Inventory, General Intangibles, Investment Property, Real Property and Equipment of Borrower and all books and records in connection therewith.

               (ix) Agent shall have received and be satisfied with the audited financial statements of Borrower for the Fiscal Year ended December 31, 2000.

               (x) There shall exist no default in any obligations or in compliance with any applicable legal requirement of Borrower (other than those disclosed to Agent in writing on or prior to the date hereof).

               (xi) Agent shall be satisfied with its due diligence review of the business and financial affairs of Borrower and its management and its pre-closing audit of Borrower.

               (xii) Agent shall have received the executed legal opinion(s) of Morgan, Lewis & Bockius, LLP, Carvin, Delaney & Bryson, LLP and Seegel, Lipshutz & Wilchins, P.C. in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, the Mortgage and related agreements as Agent may reasonably require (including, without limitation, enforceability and perfection issues with respect to the Collateral and the Real Property) and Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders.

               (xiii) Agent shall have received landlord, processor or warehouseman agreements satisfactory to Agent with respect to all premises leased by Borrower or controlled by any of its processors, suppliers or customers at which books and records, Inventory and Equipment are located.

               (xiv) Agent shall have received licensor consent letters satisfactory to Agent with respect to the trademarks licensed to Borrower pursuant to a license agreement.

               (xv) Agent shall have received in form and substance satisfactory to Agent, certified copies of Borrower's casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as lender loss payee, certified copies of Borrower's liability insurance policies, together with endorsements naming Agent as a co-insured, and certified copies of Borrower's key person life insurance policies on the life of Dawn McCormack, together with collateral assignments of such policies and each such insurance policy shall be in an aggregate amount of at least $1,000,000.

               (xvi) Each document (including, without limitation, any Uniform Commercial Code financing statement and filings with the United State Patent and Trademark Office or any similar state authority) required by this Agreement, any Other Agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

               (xvii) No litigation, investigation or proceeding before or by any arbitrator or governmental body shall be continuing or threatened against Borrower or against the officers or directors of Borrower (A) in connection with this Agreement or the Other Agreements or any of the Transactions and which, in the reasonable opinion of Agent, is deemed material or (B) which if adversely determined, could, in the reasonable opinion of Agent, have a Material Adverse Effect on Borrower; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the transactions contemplated by this Agreement or the Other Agreements shall have been issued by any governmental body.

               (xviii)Agent shall have received all environmental studies and reports prepared by independent environmental engineering firms regarding the Real Property, the results of which shall be satisfactory to Agent in all respects.

               (xix) Agent shall have reviewed all material contracts of Borrower including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent.

               (xx) Borrower shall be in compliance with all applicable laws and regulations.

               (xxi)  No Default or Event of Default shall exist.

               (xxii) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Agent, Lenders and their counsel.

               (xxiii)Agent shall have received and reviewed the Pro Forma Balance Sheet and monthly projections of the Borrower for the first Contract Year, together with financial projections for the second and third Contract Year, calculated on an annual basis, and such balance sheet and projections shall be in form and substance satisfactory to the Agent.

               (xxiv) Agent shall have received copies of the executed Subordinated Debt Documents, each of which shall be in form and substance satisfactory to Agent, and Agent shall have entered into (a) the Seller Subordination Agreement with PDL Massachusetts and CNC, (b) the Intercreditor Agreement with Softech which shall be in form and substance satisfactory to Agent and (c) the Banc of America Subordination Agreement with Banc of America.

               (xxv)  Agent shall have entered into the Management
Subordination Agreement with SCC and Borrower and SCC shall have entered into an amendment to the Management Agreement in form and substance satisfactory to Agent.

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               (xxvi) Agent shall have received fully paid mortgage title insurance policies (or binding commitments to issue title insurance policies, marked to Agent's satisfaction to evidence the form of such policies to be delivered with respect to the Mortgage), in standard ALTA form, issued by a title insurance company satisfactory to Agent, each in an amount equal to not less than the fair market value of the Real Property subject to the Mortgage, insuring the Mortgage to create a valid Lien on the Real Property with no exceptions which Agent shall not have approved in writing and no survey exceptions and a survey of the Real Property in a form and substance satisfactory to Agent.

               (xxvii)Agent shall have received approval from its credit committee for all of the Transactions.

          (b)  The obligation of Agent or any Lender to make any requested
Loan, or to issue or cause the issuance of any requested Letter of Credit whether on or at any time after the Closing Date, is subject to the satisfaction of the conditions precedent set forth below. Each such request shall constitute a representation and warranty that such conditions are satisfied:

               (i) All representations and warranties contained in this Agreement and the Other Agreements shall be true and correct on and as of the date of such request, as if then made, other than representations and warranties that relate solely to an earlier date;

               (ii) No Default or Event of Default shall have occurred, or would result from the making of the requested Loan or the issuance of the requested Letter of Credit, which has not been waived in writing by Agent; and

               (iii) Since December 31, 2000, no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect.

     17. DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" hereunder:

          (a) the failure of any Obligor to pay when due, declared due, or demanded by Agent in accordance with the terms hereof, any of the Liabilities;

          (b) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements;

          (c) (i) the making or furnishing by any Obligor to Agent or any Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Agent or such Lender, which is untrue or misleading in any material respect, or
(ii) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements of such Obligor under any other agreement with any Person if such failure has or is reasonably likely to have a Material Adverse Effect;

          (d) the creation (whether voluntary or involuntary) of, or any attempt to create, any lien or other encumbrance upon any of the Collateral, other than the Permitted Liens, or the making or any attempt to make any levy, seizure or attachment thereof;

          (e) the commencement of any proceedings (i) in bankruptcy by or against any Obligor, (ii) for the liquidation or reorganization of any Obligor,
(iii) alleging that such Obligor is insolvent or unable to pay its debts as they mature, or (iv) for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; PROVIDED, HOWEVER, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within forty-five (45) days after the commencement of such proceedings;

          (f) the appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or

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partial liquidation, or the merger or consolidation, of any Obligor which is a corporation or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within forty-five (45) days after the commencement of such proceedings;

          (g) the entry of any judgment or order in excess of $250,000 against any Obligor which remains unsatisfied or undischarged and in effect for thirty-five (35) days after such entry without a stay of enforcement or execution;

          (h) the occurrence of a default or event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Agent pursuant to which such Person has guaranteed to Agent for its benefit and for the ratable benefit of Lenders the payment of all or any of the Liabilities or has granted Agent for its benefit and for the ratable benefit of Lenders a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities;

          (i) the occurrence of a default or event of default under any other agreement or instrument evidencing indebtedness for borrowed money in excess of $250,000 executed or delivered by Borrower or pursuant to which agreement or instrument Borrower or its properties is or may be bound including, without limitation, the Subordinated Debt Documents;

          (j) the occurrence of any event or condition which has or is reasonably likely to have a Material Adverse Effect;

          (k)  the occurrence of a Change of Control;

          (l) if any Reportable Event shall have occurred or any Benefit Plan shall be terminated within the meaning of Title IV of ERISA, a trustee shall be appointed by the appropriate United States District Court to administer any Benefit Plan, or the PBGC shall institute proceedings to terminate any Benefit Plan, or there shall be a withdrawal from any Multiemployer Plan, and there shall be a Material Adverse Effect in the case of any event described in this paragraph 17(l);

          (m) the occurrence of any event specified in Borrower's Organizational Documents that may result in Borrower's dissolution or liquidation or Borrower shall file a certificate of dissolution or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding up or liquidation; or

          (n) the operations of Borrower's manufacturing facility are interrupted at any time for more than five (5) consecutive Business Days and such interruption is reasonably likely to have a Material Adverse Effect (as determined by Agent in its commercially reasonable discretion exercised in good faith) (a "Business Interruption Trigger Event"), unless Borrower shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause
(i) preceding not later than forty-five (45) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this paragraph 17(n), an Event of Default shall be deemed to have occurred based upon a Business Interruption Trigger Event if Borrower shall be receiving the proceeds of business interruption insurance for a period of thirty (30) consecutive days.

          Notwithstanding anything contained in this paragraph 17 or contained in any other provision of this Agreement or the Other Agreements to the contrary, in the event of the institution of any proceeding or appointment described in paragraph 17(e) or paragraph 17(f) hereof against Borrower, Agent and Lenders shall not be obligated to make advances to Borrower during the forty-five (45) day grace period provided in paragraph 17(e) or paragraph 17(f).

     18.  REMEDIES UPON AN EVENT OF DEFAULT.

          (a) Upon the occurrence of an Event of Default described in paragraph 17(e) or paragraph 17 (f) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all of the Liabilities may, at the option of Agent at the direction of Required Lenders, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          (b) Upon the occurrence of an Event of Default, Agent may exercise from time to time any rights and remedies available to it under the UCC and under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Agent's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Agent may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Agent shall have the right to store the same at any of Borrower's premises without cost to Agent. At Agent's request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to Agent at one or more places to be designated by Agent and reasonably convenient to Agent and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Agent or Lenders, and Borrower agrees that Agent and Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least ten (10) calendar days before such disposition. Any proceeds of any disposition by Agent of any of the Collateral may be applied by Agent to the payment of expenses in connection with the Collateral including, without limitation, legal expenses and reasonable attorneys' fees (both in-house and outside counsel) and any balance of such proceeds may be applied by Agent toward the payment of such of the Liabilities, and in such order of application, as Agent may from time to time elect.

     19. INDEMNIFICATION. Borrower agrees to defend (with counsel reasonably satisfactory to Agent), protect, indemnify and hold harmless Agent and each Lender, each affiliate or subsidiary of Agent or such Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto and any fees associated with a broker or similar Person), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations including, without limitation, securities, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; PROVIDED, HOWEVER, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Revolving Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Liabilities of Borrower and be secured by the Collateral. The provisions of this paragraph 19 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

     20.  REGARDING AGENT.

          (a) APPOINTMENT. Each Lender hereby designates LaSalle to act as Agent for such Lender under this Agreement and the Other Agreements. Each Lender hereby irrevocably authorizes Agent to take such

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action on its behalf under the provisions of this Agreement and the Other
Agreements and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in subparagraphs 6(d), 6(e), 6(g) and 6(h)), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; PROVIDED, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Agreements or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

          (b) NATURE OF DUTIES. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Agreements. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement, or in any Other Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any Other Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any Other Agreement or for any failure of Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any Other Agreement, or to inspect the properties, books or records of Borrower. The duties of Agent as respects the Loans to Borrower shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

          (c)  LACK OF RELIANCE ON AGENT AND RESIGNATION.

               (i) Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make
               (A) its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Loans hereunder and the taking or not taking of any action in connection herewith, and (B) its own appraisal of the creditworthiness of Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Loans or at any time or times thereafter except as shall be provided by Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Agreement, or of the financial condition of Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Other Agreements or the financial condition of Borrower, or the existence of any Event of Default or any Default.

               (ii) Agent may resign on sixty (60) days' written notice to each of Lenders and Borrower and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrower.

               (iii) Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this paragraph 20, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          (d) CERTAIN RIGHTS OF AGENT. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

          (e) RELIANCE. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Agreements and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

          (f) NOTICE OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Agreements, unless Agent has received notice from a Lender or Borrower referring to this Agreement or the Other Agreements, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, THAT, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

          (g) INDEMNIFICATION. To the extent Agent is not reimbursed and indemnified by Borrower, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Loans (or, if no Loans are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Agreement; PROVIDED THAT, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct.

          (h) AGENT IN ITS INDIVIDUAL CAPACITY. With respect to the obligation of Agent to lend under this Agreement, the Loans made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

          (i) DELIVERY OF DOCUMENTS. To the extent Agent receives documents and written information from Borrower pursuant to paragraphs 12(c), (d), (e),
(f) or (g) of this Agreement, Agent will promptly furnish such documents and information to Lenders.

          (j) BORROWER'S UNDERTAKING TO AGENT. Without prejudice to its obligations to the Lenders under the other provisions of this Agreement, Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or the Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall PRO TANTO satisfy Borrower's obligations to make payments for the account of the Lenders or the relevant one or more of them pursuant to this Agreement.

     21. NOTICES. All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered by reputable courier or in person to: LaSalle Business Credit, Inc., 565 Fifth Avenue, New York, New York 10017, Attention:
District Credit Manager,

     with a copy to:

     Lowenstein Sandler PC
     65 Livingston Avenue
     Roseland, New Jersey 07068-1791
     Attention: Lowell Citron, Esq.
     Telephone: (212) 262-6700
     Facsimile: (973) 422-2929

     LaSalle Business Credit, Inc.
     135 South LaSalle Street
     Suite 425
     Chicago, Illinois 60603-4105
     Attention: Michael Carsella, Esq.
     Telephone: (312) 904-7805
     Facsimile: (312) 904-7425

and in the case of Borrower shall be sent to Borrower at its principal place of business as set forth on the first page of this Agreement, with copies to Capital Partners, One Pickwick Plaza, Suite 310, Greenwich, Connecticut 06830,
Attention: Brian D. Fitzgerald/William Schlueter (facsimile no. (203) 625-0423) and to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178-0060, Attention: Samuel B. Fortenbaugh III (facsimile no. (212) 309-6273) and in the case of any Lender shall be sent to such Lender at its address set forth on the signature page hereto or in a Commitment Transfer Supplement or at such other address as may be designated by any party from time to time in a notice complying as to delivery with the terms of this paragraph to the other parties. Any notice, if mailed or delivered via reputable courier or by hand delivery and properly addressed with postage or delivery costs prepaid, shall be deemed given when received; any notice, if transmitted by telecopy, shall be deemed given when transmitted, provided receipt is confirmed.

     22. CHOICE OF GOVERNING LAW AND CONSTRUCTION. This Agreement and the Other Agreements are submitted by Borrower to Agent for Agent's acceptance or rejection at Agent's principal place of business as an offer by Borrower to borrow monies from Agent and Lenders now and from time to time hereafter, and shall not be binding upon Agent or any Lender or become effective until accepted by Agent on behalf of Lenders, in writing, at said place of business. If so accepted by Agent on behalf of Lenders, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN THE COLLATERAL, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

     23. FORUM SELECTION AND SERVICE OF PROCESS. To induce Agent on behalf of Lenders to accept this Agreement, Borrower irrevocably agrees that, subject to Agent's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF NEW YORK, STATE OF NEW YORK. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Borrower hereby irrevocably appoints and designates the Secretary of State of New York, whose address is Albany, New York (or any other person having and maintaining a place of business in such state whom Borrower may from time to time hereafter designate upon ten (10) days written notice to Agent and who Agent has agreed in writing in its sole discretion is satisfactory and who has executed an agreement in form and substance satisfactory to Agent agreeing to act as such attorney and agent), as Borrower's true and lawful attorney and duly authorized agent for acceptance of service of legal process. Borrower agrees that service of such process upon such person shall constitute personal service of such process upon Borrower. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY AGENT OR ANY LENDER IN ACCORDANCE WITH THIS PARAGRAPH.

     24.  MODIFICATION AND BENEFIT OF AGREEMENT.

          (a) This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower, Agent and Required Lenders as provided in subparagraph (b) below. Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof including, without limitation, Borrower's rights, titles, interest, remedies, powers or duties thereunder.

          (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrower may, subject to the provisions of this paragraph 24(b), from time to time enter into written supplemental agreements to this Agreement, the Notes or the Other Agreements executed by Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrower thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of all the Lenders and with respect to clause (v) below, the consent of
Agent:

                 (i)    increase the Commitment Percentage of any Lender.

                 (ii) extend the maturity of any Note or the due date for any amount payable hereunder, or increase any of the Advance Rates, or decrease the rate of interest or reduce any principal payment due on the Loans or fee payable by Borrower to Lenders pursuant to this Agreement (it being understood and agreed, however, that any vote to rescind any acceleration of the Liabilities made pursuant to paragraph 18 hereof shall only require the vote of the Required Lenders).

                 (iii) alter the definition of the term Required Lenders or alter, amend or modify this paragraph 24(b).

                 (iv) release any Collateral during any calendar year having an aggregate value in excess of $2,000,000, other than Collateral which is permitted to be sold or otherwise disposed of pursuant to paragraph 5(a) hereof.

                 (v) change the rights and duties of Agent.

                 (vi) permit any Revolving Loan to be made if after giving effect thereto the total of Revolving Loans outstanding hereunder would exceed one hundred and ten percent (110%) of the Borrowing Base for more than sixty (60) consecutive Business Days.

     Any such supplemental agreement shall apply equally to each of the Lenders and shall be binding upon Borrower, the Lenders and Agent and all future holders of the Liabilities. In the case of any waiver, Borrower, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

     Notwithstanding the foregoing, Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Loans at any time to exceed the Borrowing Base by up to one hundred and ten percent (110%) of the Borrowing Base for up to sixty (60) consecutive Business Days. For purposes of the preceding sentence, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Borrowing Base was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either "Eligible Accounts" or "Eligible Inventory", as applicable, becomes ineligible, collections of Accounts applied to reduce outstanding Revolving Loans are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Loans to exceed the Borrowing Base by more than ten percent (10%), Agent shall decrease such excess in as expeditious a manner as practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Loans made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

     In the event that Agent requests the consent of a Lender pursuant to this paragraph 24 and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Loans to Agent or to a Designated Lender for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees (including prepayment fees, if any) due such Lender, which interest and fees shall be paid upon consummation of such assignment. In the event Agent elects to require any Lender to assign its interest to Agent or to the Designated Lender, Agent will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to Agent or the Designated Lender, as applicable, no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, Agent or the Designated Lender, as appropriate, and Agent.

     25.  PARTICIPATIONS AND ASSIGNMENT.

          (a) Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Loans to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Loans held by it or other Liabilities payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrower shall not be required to pay to any Transferee more than the amount which it would have been required to pay to the Lender which granted an interest in its Loans or other Liabilities payable hereunder to such Transferee had such Lender retained such interest in the Loans hereunder or other Liabilities payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Loans or other Liabilities payable hereunder to both such Lender and such Transferee. Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Loans.

          (b) Any Lender may with the consent of Agent which shall not be unreasonably withheld or delayed sell, assign or transfer all or any part of its rights under this Agreement and the Other Agreements to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Loans hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement in the form of EXHIBIT 25(b) attached hereto, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) a Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Agreements. Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Agreements. Borrower shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

          (c) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the Purchasing Lender upon the transfer or assignment to such Purchasing Lender.

          (d) Borrower authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Borrower which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrower; provided such Transferee or Purchasing Lender agrees in writing to keep all such information confidential in accordance with the terms of paragraph 28(e) hereof.

     26. HEADINGS OF SUBDIVISIONS. The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

     27. POWER OF ATTORNEY. Borrower acknowledges and agrees that its appointment of Agent as its attorney-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are paid in full and this Agreement is terminated.

     28.  WAIVER OF JURY TRIAL; OTHER WAIVERS; CONFIDENTIALITY.

          (a) AGENT, EACH LENDER AND BORROWER HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT OF BORROWER, AGENT OR LENDERS OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP AMONG BORROWER, AGENT AND/OR LENDERS. IN NO EVENT SHALL AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

          (b) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY AGENT OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

          (c) Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

          (d) Agent's or any Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Agent or any Lender, thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent or any Lender, of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Agent or any Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Agent or any Lender unless such suspension or waiver is in writing in compliance with Paragraph 24(b) hereof.

          (e) Borrower has furnished and will furnish to Agent certain information concerning Borrower which Borrower has advised is non-public, proprietary or confidential in nature ("CONFIDENTIAL INFORMATION"). Agent confirms to the Borrower that it is Agent's policy and practice to maintain in confidence all Confidential Information which is provided to it under agreements providing for the extension of credit and which is identified to it as such, and that it will protect the confidentiality of Confidential Information submitted to it with respect to Borrower under this Agreement, commensurate with its efforts to maintain the confidentiality of its own Confidential Information, PROVIDED, HOWEVER, that (i) nothing contained herein shall prevent Agent from disclosing Confidential Information (A) to its affiliates and their respective directors, officers, and employees and to any legal counsel, auditors, appraisers, consultants or other persons retained by it or its affiliates as professional advisors, on the condition that such information not be further disclosed except in compliance with this paragraph 28(e); (B) under color of legal authority, including, without limitation, to any regulatory authority having jurisdiction over it or its operations or to, or under the authority of, any court deemed by it to be of competent jurisdiction; (C) to any actual or potential Transferee or Purchasing Lender in Agent's rights and obligations under this Agreement to the extent such actual or potential Transferee or Purchasing Lender has agreed to maintain such information in confidence on the basis set forth in this paragraph 28(e); and (D) as necessary in connection with the exercise of its remedies under this Agreement or any of the Other Agreements; (ii) the terms of this paragraph 28(e) shall be inapplicable to any information furnished to it which is in possession prior to the delivery to it of such information by Borrower or any other authorized Person, or otherwise has been obtained by it on a non-confidential basis, or which was or becomes available to the public or otherwise part of the public domain (other than as a result of Agent's failure or any prospective participant's or assignee's failure to abide hereby), or which was not non-public, proprietary or confidential when Borrower or any other authorized Person delivered it to Agent; and (iii) the determination by Agent as to the application of any of the circumstances described in the foregoing clauses (i) and (ii) will be conclusive and binding if made in good faith.

          (f) Notwithstanding subparagraph (e) above, Borrower consents to Agent publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the 31st day of December, 2001.

                                                LASALLE BUSINESS CREDIT, INC.,
                                                AS A LENDER AND AS AGENT


                                                By: /s/ ANTHONY J. VEITH
                                                    Name: Anthony J. Veith
                                                    Title: Senior Vice President

                                                Commitment Percentage:     100%


                                                POSSIBLE DREAMS, LTD.


                                                By: /s/ DAWN MCCORMACK
                                                    Name: Dawn McCormack
                                                    Title: President and CEO

Agreed and Acknowledged solely
with respect to the provisions
related to the Consolidated Income
Tax Sharing Agreement set forth in
paragraph 15(j):

SECURITY CAPITAL CORPORATION


By: /s/ A. GEORGE GEBAUER
    Name: A. George Gebauer
    Title: Vice Chairman

PD HOLDINGS, INC.


By: /s/ A. GEORGE GEBAUER
    Name: A. George Gebauer
    Title: President